GENERATING PLANT

                                 AND GAS TURBINE

                        ASSET PURCHASE AND SALE AGREEMENT



                                       FOR



                   RAVENSWOOD GENERATING PLANTS AND GAS TURBINES

                LOCATED AT LONG ISLAND CITY, QUEENS COUNTY, NEW YORK



                                 By and Between



                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.



                                       and



                             MARKETSPAN CORPORATION

                                doing business as

                                 KEYSPAN ENERGY





                          Dated as of January 28, 1999





                                TABLE OF CONTENTS





                                                                        Page
                                    ARTICLE I



                                   Definitions


       SECTION 1.01.  Definitions..................................        1

      SECTION 1.02.  Accounting Terms.............................        13





                                   ARTICLE II



                Purchase and Sale; Assumption of Certain Liabilities



      SECTION 2.01.  Purchase and Sale............................        13

      SECTION 2.02.  Auctioned Assets and Retained Assets.......          13

      SECTION 2.03.  Assumed Obligations and Retained

                          Liabilities.............................        18

      SECTION 2.04.  Third Party Consents.........................        22





                                   ARTICLE III



                                 Purchase Price



      SECTION 3.01.  Purchase Price...............................        22

      SECTION 3.02.  Post-Closing Adjustment......................        22

      SECTION 3.03.  Allocation of Purchase Price.................        24





                                   ARTICLE IV



                                   The Closing



      SECTION 4.01.  Time and Place of Closing....................        25

      SECTION 4.02.  Payment of Purchase Price and

                          Estimated Adjustment Amount.............        26





                                    ARTICLE V



                      Representations and Warranties of Seller



      SECTION 5.01.  Organization; Qualification..................         26

      SECTION 5.02.  Authority Relative to This Agreement.......           26

      SECTION 5.03.  Consents and Approvals; No

                           Violation..............................         26

      SECTION 5.04.  Year 2000....................................         28

      SECTION 5.05.  Personal Property............................         28

      SECTION 5.06.  Real Estate..................................         28

      SECTION 5.07.  Leases.......................................         28

      SECTION 5.08.  Certain Contracts and

                           Arrangements...........................         28

      SECTION 5.09.  Legal Proceedings............................         29

      SECTION 5.10.  Permits; Compliance with Law.................         29

      SECTION 5.11.  Environmental Matters........................         30

      SECTION 5.12.  Labor Matters................................         31

      SECTION 5.13.  ERISA; Benefit Plans.........................         31

      SECTION 5.14.  Taxes .....................................           32

      SECTION 5.15.  Independent Engineering

                           Assessments............................         33

      SECTION 5.16.  Undisclosed Liabilities......................         33

      SECTION 5.17.  Brokers......................................         33

      SECTION 5.18.  Insurance....................................         33





                                   ARTICLE VI



                     Representations and Warranties of Buyer



      SECTION 6.01.  Organization.................................         34

      SECTION 6.02.  Authority Relative to This

                           Agreement..............................         34

      SECTION 6.03.  Consents and Approvals; No

                           Violation..............................         35

      SECTION 6.04.  Availability of Funds........................         36

      SECTION 6.05.  Brokers......................................         36





                                   ARTICLE VII



                            Covenants of the Parties



      SECTION 7.01.  Conduct of Business Relating to

                          the Auctioned Assets....................         37

      SECTION 7.02.  Access to Information........................         39

      SECTION 7.03.  Consents and Approvals;

                           Transferable Permits...................         40

      SECTION 7.04.  Further Assurances...........................         42

      SECTION 7.05.  Public Statements............................         44

      SECTION 7.06.  Tax Matters..................................         44

      SECTION 7.07.  Bulk Sales or Transfer Laws..................         45

      SECTION 7.08.  Storage......................................         45

      SECTION 7.09.  Information Resources........................         45

      SECTION 7.10.  Witness Services.............................         46

      SECTION 7.11.  Consent Orders...............................         46

      SECTION 7.12.  Nitrogen Oxide Allowances....................         46

      SECTION 7.13.     Trade Names...............................         47





                                  ARTICLE VIII



                                   Conditions



      SECTION 8.01.  Conditions Precedent to Each Party's

                        Obligation To Effect the Purchase

                    and Sale................................               47

      SECTION 8.02.  Conditions Precedent to Obligation

                         of Buyer To Effect the Purchase

                    and Sale................................               48

      SECTION 8.03.  Conditions Precedent to Obligation

                        of Seller To Effect the Purchase

                    and Sale................................               49





                                   ARTICLE IX


                                Employee Matters



      SECTION 9.01.  Employee Matters.............................         51

      SECTION 9.02.  Continuation of Equivalent Benefit

                          Plans/Credited Service..................         52

      SECTION 9.03.  Pension Plan.................................         54

      SECTION 9.04.  401(k) Plan..................................         55

      SECTION 9.05.  Welfare Plans................................         56



      SECTION 9.06.  Short- and Long-Term Disability..............         57

      SECTION 9.07.  Life Insurance and Accidental Death

                          and Dismemberment Insurance.............         57

      SECTION 9.08.  Severance....................................         57

      SECTION 9.09.  Workers Compensation.........................         59





                                    ARTICLE X



                     Indemnification and Dispute Resolution



      SECTION 10.01.  Indemnification.............................         59

      SECTION 10.02.  Third Party Claims Procedures...............         62





                                   ARTICLE XI



                                   Termination



      SECTION 11.01.  Termination.................................         63





                                   ARTICLE XII



                            Miscellaneous Provisions



      SECTION 12.01.  Expenses....................................         63

      SECTION 12.02.  Amendment and Modification;

                           Extension; Waiver......................         64

      SECTION 12.03.  No Survival of Representations or

                           Warranties.............................         64

      SECTION 12.04.  Notices.....................................         64

      SECTION 12.05.  Assignment; No Third Party

                           Beneficiaries..........................         65

      SECTION 12.06.  Governing Law...............................         66

      SECTION 12.07.  Counterparts................................         66

      SECTION 12.08.  Interpretation..............................         66

      SECTION 12.09.  Jurisdiction and Enforcement................         67

      SECTION 12.10.  Entire Agreement............................         68

      SECTION 12.11.  Severability................................         68

      SECTION 12.12.  Conflicts...................................         69










                             SCHEDULES AND EXHIBITS





      Schedule 2.02(a)(ii)            Spare Parts

      Schedule 2.02(a)(iii)(A)        Buyer Personal Property Located on
                                      Buyer Real Estate

      Schedule 2.02(a)(iii)(B)        Buyer Personal Property Located on
                                      Seller Real Estate

      Schedule 2.02(a)(iv)            Assigned Contracts

      Schedule 2.02(a)(v)             Transferable Permits

      Schedule 2.02(a)(vi)            SO2 Allowances

      Schedule 2.02(b)(ii)(A)         Seller Personal Property Located on
                                      Buyer Real Estate

      Schedule 2.02(b)(ii)(C)         Communications Equipment

      Schedule 2.03(a)(iv)            Seller Consent Orders

      Schedule 5.03(a)                Contracts Requiring Third
                                      Party Consents

      Schedule 5.08(a)                Material Contracts

      Schedule 5.10(a)(i)             Exceptions Under Permits

      Schedule 5.10(a)(ii)            Non-Environmental Violations

      Schedule 5.10(b)                Nontransferable Permits and
                                      Environmental Permits

      Schedule 5.11                   Environmental Matters

      Schedule 5.13                   Benefit Plans

      Schedule 5.15(a)                Exceptions to Independent Engineering
                                      Assessment

      Schedule 5.15(b)                Changes to Auctioned Assets

      Schedule 5.16                   Other Undisclosed Liabilities

      Schedule 9.01(a)                Job Titles

      Schedule 9.01(b)                Collective Bargaining Agreements



      Exhibit A-1                     Form of Ravenswood-Vernon Zoning Lot
                                      Development Agreement between Seller
                                      and Buyer

      Exhibit A-2                     Form of Ravenswood-Rainey Zoning Lot
                                      Development Agreement between Seller
                                      and Buyer

      Exhibit B                       Form of Deed of Conveyance

      Exhibit C                       Form of FIRPTA Affidavit

      Exhibit D                       Form of Opinion of John D. McMahon,
                                      Esq., General Counsel of Seller

      Exhibit E                       Form of Opinion of Counsel to Buyer

      Exhibit F                       Summary of Terms and Conditions for "A"
                                      House Ground Lease and Easement between
                                      Seller and Buyer

      Exhibit G                       Form of Transition Capacity Agreement
                                      between Seller and Buyer

      Exhibit H                       Summary of Terms and Conditions for
                                      Fuel Supply Agreement for 74th Street
                                      Generating Station between Seller and
                                      Buyer

      Exhibit I Summary of Terms and Conditions for "A" House Operation and Maintenance Agreement between Seller and Buyer

      Exhibit J                       Form of Ravenswood-Rainey Declaration
                                      of Subdivision Easements

      Exhibit K                       Form of Ravenswood-Vernon Declaration
                                      of Subdivision Easements

      Exhibit L                       Form of Guarantee Agreement

      Exhibit M                       Form of Opinion of Counsel to Guarantor





                         GENERATING PLANT AND GAS TURBINE ASSET PURCHASE

                        AND SALE AGREEMENT (including the Schedules hereto, this

                        "Agreement"),  dated  as of  January  28,  1999,  by and

                        between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a

                        New  York   corporation   ("Seller"),   and   MARKETSPAN

                        CORPORATION doing business as KEYSPAN ENERGY, a New York

                        corporation  ("Buyer",  collectively  with  Seller,  the

                        "Parties").

                  WHEREAS  Seller has offered the  Auctioned  Assets (as defined herein) for sale at auction pursuant to the Order  Authorizing the Process for Auctioning of Generation  Plant issued by the PSC (as defined  herein)

      and effective as of July 21, 1998; and


                  WHEREAS Buyer desires to purchase, and Seller desires to sell,

      the Auctioned Assets upon the terms and conditions hereinafter set forth.


                  NOW,  THEREFORE,  in  consideration  of the mutual  covenants,

      representations,  warranties and  agreements  hereinafter  set forth,  and intending to be legally bound hereby, the Parties agree as follows:


                                    ARTICLE I

                                   Definitions


                  SECTION 1.01.  Definitions.  (a)  As used in this

      Agreement, the following terms have the following meanings:



                  ""A" House Ground Lease and  Easement"  means the ground lease and easement in respect of certain land  underlying  and  surrounding  the

      Ravenswood  "A" Steam House to be entered into  between  Buyer and Seller,

      the material terms of which shall be substantially as set forth in Exhibit

      F.

                  ""A" House  Operation  and  Maintenance  Agreement"  means the operation and maintenance agreement in respect of the Ravenswood "A" steam house to be entered into between Buyer and Seller,  the material  terms of which shall be substantially as set forth in Exhibit I.

                  "Accountants" shall have the meaning set forth in Section

      3.02(b).

                  "Adjustment Amount" shall have the meaning set forth in

      Section 3.02(a).


                  "Adjustment Date" shall have the meaning set forth in

      Section 3.02(c).


                  "Adjustment Statement" shall have the meaning set forth in

      Section 3.02(a).


                  "Affected Employees" shall have the meaning set forth in

      Section 9.01(a).


                  "Affected Union Employees" shall have the meaning set forth in Section 9.01(b).


                  "Affiliate"  shall have the meaning set forth in Rule 12b-2 of the General Rules and  Regulations  under the  Securities  Exchange Act of

      1934, as amended.


                  "Agreement" shall have the meaning set forth in the

      Preamble.


                  "Allocation" shall have the meaning set forth in Section

      3.03.


                  "Ancillary  Agreements"  means the Continuing  Site Agreement,

      the Declaration of Easements  Agreement,  the  Declarations of Subdivision

      Easements, the Zoning Lot Development Agreements,  the Transition Capacity

      Agreement,  the deeds  contemplated  by Section  8.02(e)(i)  and any other agreement  to which  Buyer and  Seller  are  party and which is  expressly identified by its terms as an Ancillary Agreement hereunder.


                  "Applicable Law" shall have the meaning set forth in

      Section 3.03.


                  "Assumed Consent Order Obligations" shall have the meaning set forth in Section 2.03(a)(iv).


                  "Assumed Obligations" shall have the meaning set forth in

      Section 2.03(a).


                  "Auctioned Assets" shall have the meaning set forth in

      Section 2.02(a).


                  "Benefit Plans" shall have the meaning set forth in Section

      5.13.


                  "Bidder Confidentiality Agreements" shall have the meaning set forth in Section 7.02(b).


                  "Business Day" means any day other than  Saturday,  Sunday and any day which is a legal holiday or a day on which banking institutions in

      New  York  are  authorized  or  required  by  law  or  other  action  of a

      Governmental Authority to close.


                  "Buyer" shall have the meaning set forth in the Preamble.


                  "Buyer Assets" shall have the meaning set forth in Section

      2.03(a)(x).


                  "Buyer Benefit Plans" shall have the meaning set forth in

      Section 9.02(c).


                  "Buyer  Facilities"  shall have the meaning given to such term in the Declaration of Easements Agreement.


                  "Buyer Indemnitees" shall have the meaning set forth in

      Section 10.01(a).


                  "Buyer  Material  Adverse  Effect"  shall have the meaning set forth in Section 6.03(a).


                  "Buyer Real Estate" shall have the meaning set forth in

      Section 2.02(a)(i).


                  "Buyer Required  Regulatory  Approvals" shall have the meaning set forth in Section 6.03(b).


                  "Buyer's 401(k) Plans" shall have the meaning set forth in

      Section 9.04(a).


                  "Buyer's Pension Plans" shall have the meaning set forth in

      Section 9.03(a).


                  "Buyer's Welfare Plans" shall have the meaning set forth in

      Section 9.05(a).


                  "Closing" shall have the meaning set forth in Section 4.01.


                  "Closing Date" shall have the meaning set forth in Section

      4.01.


                  "Code" means the Internal Revenue Code of 1986, as amended.


                  "Collective Bargaining Agreement" shall have the meaning

      set forth in Section 9.01(b).


                  "Communications  Equipment"  means  the  equipment,   systems,

      switches  and  lines  used  in  connection  with  voice,  data  and  other communications activities.


                  "Confidentiality    Agreement"   means   the   Confidentiality

      Agreement dated August 24, 1998 between Seller and Buyer.


                  "Continued Employee" shall have the meaning set forth in

      Section 9.01(a).


                  "Continued Non-Union Employee" shall have the meaning set

      forth in Section 9.02(a).


                  "Continued Union Employee" shall have the meaning set forth in Section 9.01(b).


                  "Continuing   Site   Agreement"   means  the  Continuing  Site

      Agreement dated as of even date herewith between Seller and Buyer.


                  "Contracts" shall have the meaning set forth in Section

      2.02(a)(iv).


                  "Conveyance Plans" shall have the meaning set forth in

      Section 2.02(a)(i).


                  "Declaration of Easements  Agreement" means the Declaration of

      Easements  Agreement  dated as of even date  herewith  between  Seller and

      Buyer.


                  "Declarations of Subdivision Easements" means the

      Ravenswood-Vernon Declaration of Subdivision Easements and the

      Ravenswood-Rainey Declaration of Subdivision Easements.


                  "Emission  Reduction Credits" means credits, in units that are established by the environmental  regulatory agency with jurisdiction over the source or facility  that has obtained the  credits,  resulting  from a reduction in the emissions of air  pollutants  from an emitting  source or facility  (including,  and to the extent  allowable under  applicable law,

      reductions from retirements,  control of emissions beyond that required by applicable  law and fuel  switching),  that:  (i) have been  certified  by

      NYSDEC as complying with the law and  regulations of the State of New York governing the establishment of such credits (including that such emissions reductions are real,  enforceable,  permanent and  quantifiable);  or (ii)

      have  been  certified  by any other  applicable  regulatory  authority  as complying with the law and regulations governing the establishment of such credits (including that such emissions  reductions are real,  enforceable,

      permanent and quantifiable).  Emission Reduction Credits include certified air emissions  reductions,  as described above,  regardless of whether the regulatory agency certifying such reductions designates such certified air emissions reductions by a name other than "emissions reduction credits".



                  "Encumbrances" means any mortgages,  pledges,  liens, security interests,  conditional and installment sale agreements,  activity and use

      limitations,   exceptions,  conservation  easements,  rights-of-way,  deed restrictions, encumbrances and charges of any kind.



                  "Environmental  Laws"  means all  former,  current  and future

      Federal,  state, local and foreign laws (including common law),  treaties,

      regulations,  rules, ordinances, codes, decrees, judgments,  directives or orders (including consent orders) and Environmental Permits, in each case,

      relating  to  pollution  or  protection  of  the  environment  or  natural resources,  including laws relating to Releases or threatened Releases, or

      otherwise   relating   to   the   generation,   manufacture,   processing,

      distribution,   use,   treatment,   storage,   arrangement  for  disposal,

      transport, recycling or handling, of Hazardous Substances.



                  "Environmental Liability" means all liabilities,  obligations,

      damages,  losses,  claims,  actions,  suits,  judgments,   orders,  fines,

      penalties,  fees,  expenses and costs,  including:  (i) remediation costs,

      engineering  costs,   environmental   consultant  fees,  laboratory  fees,
       permitting fees, investigation costs and defense costs and reasonable attorneys'  fees and  expenses;  (ii) any  claims,  demands  and causes of action  relating  to or  resulting  from any  personal  injury  (including wrongful  death),  property damage (real or personal) or natural  resource damage;  and  (iii)  any  penalties,  fines or costs  associated  with the failure to comply with any Environmental Law.



                  "Environmental Permits" means the permits, licenses, consents,

      approvals   and  other   governmental   authorizations   with  respect  to

      Environmental Laws relating  primarily to the power generation  operations of the Generating Plants or the Gas Turbines.



                  "ERISA" means the Employee Retirement Income Security Act

      of 1974, as amended.


                  "ERISA Affiliate" shall have the meaning set forth in

      Section 5.13.


                  "Estimated Adjustment Amount" shall have the meaning set

      forth in Section 4.02.


                  "FERC" means the Federal Energy Regulatory Commission.


                  "Federal Power Act" shall have the meaning set forth in

      Section 5.03(b).


                  "Filed  Seller SEC  Documents"  means the reports,  schedules,

      forms,  statements and other documents filed by Seller with the Securities and Exchange  Commission  since  January 1, 1997,  and publicly  available prior to the date of this Agreement.


                  "Final Allocation" shall have the meaning set forth in

      Section 3.03.


                  "Fuel Supply  Agreement" means the fuel supply agreement to be entered into between Buyer and Seller,  the material  terms of which shall be substantially as set forth in Exhibit H.


                  "GAAP" shall have the meaning set forth in Section 1.02.


                  "Guarantee  Agreement"  means the  Guarantee  Agreement  to be entered into between  Guarantor  and Seller  substantially  in the form of

      Exhibit L.


                  "Guarantor" means MarketSpan Corporation doing business as

      KeySpan Energy.


                  "Gas  Turbines"  means the gas turbine units  comprised of the

      Ravenswood GT1 through GT11 units.


                  "Generating  Facilities" means the Generating  Plants, the Gas

      Turbines  and any  additional  generating  plants,  gas  turbines or other generating  facilities  constructed by Buyer after the Closing Date at the site of any Auctioned Assets.


                  "Generating  Plants" means the three steam turbine  generating units designated as Ravenswood units 1, 2 and 3.


                  "Governmental  Authority" means any court,  administrative  or

      regulatory   agency  or  commission  or  other   governmental   entity  or

      instrumentality,  domestic,  foreign or  supranational  or any  department thereof.


                  "Hazardous   Substances"   means  (i)  any   petrochemical  or

      petroleum products,  crude oil or any fraction thereof,  ash,  radioactive materials,  radon  gas,  asbestos  in any  form,  urea  formaldehyde  foam insulation or polychlorinated  biphenyls,  (ii) any chemicals,  materials,

      substances  or  wastes  defined  as  or  included  in  the  definition  of

      "hazardous   substances,"   "hazardous  wastes,"  "hazardous   materials,"

      "restricted hazardous materials," "extremely hazardous substances," "toxic substances,"  "contaminants"  or  "pollutants" or words of similar meaning and  regulatory  effect  contained in any  Environmental  Law or (iii) any other chemical, material, substance or waste which is prohibited,  limited or regulated by any Environmental Law.


                  "HSR Act" means the Hart-Scott-Rodino Antitrust

      Improvements Act of 1976, as amended.


                  "Income Tax" means any Federal, state, local or foreign Tax or surtax (i) based  upon,  measured  by or  calculated  with  respect to net income,  profits or receipts  (including the New York State Gross Receipts

      Tax  (including  the  excess  dividends  tax),  the New York  City  Public

      Utilities Excise Tax, any and all municipal gross receipts Taxes,  capital gains  Taxes  and  minimum  Taxes)  or (ii)  based  upon,  measured  by or calculated with respect to multiple bases (including  corporate  franchise taxes)  if one or  more of the  bases  on  which  such  Tax may be  based,

      measured by or calculated  with respect to, is described in clause (i), in each case,  together  with any interest,  penalties,  or additions to such

      Tax.


                  "Indemnifiable Loss" shall have the meaning set forth in

      Section 10.01(a).


                  "Indemnifying Party" shall have the meaning set forth in

      Section 10.01(c).


                  "Indemnitee" shall have the meaning set forth in Section

      10.01(c).


                  "Independent Engineering Assessments" shall have the

      meaning set forth in Section 5.15.


                  "Interconnection  Facilities"  means those items of  switching equipment,  switchyard controls,  protective relays and related facilities of Seller  that are used by Seller in  connection  with the  provision  of

      Interconnection Services.


                  "Interconnection  Services"  means  the  service  provided  by

      Seller  to  Buyer  to  interconnect  the  Generating   Facilities  to  the

      Transmission System.


                  "Inventory Survey" shall have the meaning set forth in

      Section 3.02(a).



                  "ISO" means the New York Independent System Operator.

                  "Local 1-2" shall have the meaning set forth in Section

      9.01(a).


                  "Local 1-2  Collective  Bargaining  Agreement"  shall have the meaning set forth in Section 9.01(a).


                  "Material  Adverse Effect" means any change,  or effect on the

      Auctioned Assets,  that is materially adverse to the business,  operations or condition  (financial or otherwise) of the Auctioned Assets, taken as a whole,  other than (i) any change or effect  resulting from changes in the international,  national,  regional or local  wholesale or retail  energy,

      capacity or ancillary services electric power markets,  (ii) any change or effect resulting from changes in the international,  national, regional or local markets for fuel,  (iii) any change or effect resulting from changes in the national, regional or local electric transmission systems, (iv) any change or effect  resulting  from any bid cap,  price  limitation,  market power  mitigation  measure,  including the Mitigation  Measures,  or other regulatory or legislative  measure in respect of transmission  services or the wholesale or retail  energy,  capacity or ancillary  services  markets adopted or approved (or failed to be adopted or approved) by FERC, the PSC or any other  Governmental  Authority  or proposed by any person,  (v) any change or effect resulting from any regulation,  rule,  procedure or order adopted or  proposed  (or failed to be  adopted  or  proposed)  by or with respect  to, or related to, the ISO,  (vi) any change or effect  resulting from any action or measure  taken or  adopted,  or proposed to be taken or

      adopted,  by  any  local,  state,  regional,   national  or  international

      reliability  organization  and (vii) any  materially  adverse change in or effect on the Auctioned Assets which is cured by Seller before the Closing

      Date.


                  "Mitigation Measures" shall have the meaning set forth in

      Section 6.03(b).


                  "MMS"  means  the  Material  Management  System,  which  is an information resources system served by Seller's mainframe computer.


                  "NYSDEC" means the New York State Department of

      Environmental Conservation.


                  "Off-Site"  means any location except (i) the Auctioned Assets and (ii) any location to or under which  Hazardous  Substances  present or

      Released at the Auctioned Assets have migrated.


                  "Offering  Memorandum"  means the  Offering  Memorandum  dated

      August 1998 describing the Generating Plants and the Gas Turbines, and the

      materials  delivered  with  such  Offering  Memorandum,  as such  Offering

      Memorandum and such materials may have been amended or supplemented.


                  "Operating Records" shall have the meaning set forth in

      Section 2.02(a)(viii).


                  "Party" shall have the meaning set forth in the Preamble.


                  "Permits" means the permits, licenses, consents, approvals and

      other   governmental   authorizations   (other   than  with   respect   to

      Environmental Laws) relating primarily to the power generation  operations of the Generating Plants or the Gas Turbines.


                  "Permitted Exceptions" means (i) all exceptions, restrictions,

      easements,   charges,   rights-of-way   and   monetary   and   nonmonetary

      encumbrances which are set forth in any Permits or Environmental  Permits,

      (ii)  statutory  liens for  current  taxes or  assessments  not yet due or delinquent  or the  validity of which is being  contested in good faith by appropriate proceedings, (iii) mechanics', carriers', workers', repairers'

      and other  similar  liens  arising or incurred in the  ordinary  course of business  relating to  obligations  as to which there is no default on the part of Seller or the validity of which are being  contested in good faith

      by  appropriate  proceedings,   (iv)  zoning,  entitlement,   conservation

      restriction   and  other  land  use  and   environmental   regulations  by

      Governmental  Authorities,   (v)  the  title  matters  set  forth  in  the

      Certificate of Title No. NY971420 issued by the Title Company, as amended,

      (vi) all matters  disclosed on the survey prepared by GEOD Corporation and any other facts that would be disclosed by an accurate survey and physical inspection of the Buyer Real Estate,(vii) Encumbrances, easements or other restrictions  created  pursuant  to  or  provided  for  in  any  Ancillary

      Agreement,  (viii)  restrictions  and regulations  imposed by the ISO, any

      Governmental  Authority  or  any  local,  state,  regional,   national  or

      international  reliability  council  and (ix) such other  Encumbrances  or imperfections  in or failure of title which would not,  individually or in the aggregate,  reasonably be expected to materially  impair the continued

      use and operation of the Auctioned Assets as currently conducted.


                  "person" means any individual,  partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or

      Governmental Authority.


                  "PPMIS" means the Power Plant Maintenance  Information System,

      which is an  information  resources  system  served by Seller's  mainframe computer.


                  "Prorated Items" shall have the meaning set forth in

      Section 2.03(a)(viii).


                  "Protective  Relaying System" means the system relating to the

      Generating Facilities comprised of components  collectively used to detect defective power system elements or other conditions of an abnormal nature,

      initiate  appropriate  control  circuit  action in  response  thereto  and isolate the  appropriate  system  elements in order to minimize  damage to equipment and interruption to service.


                  "PSC" means the New York State Public Service Commission.


                  "Purchase Price" shall have the meaning set forth in

      Section 3.01.


                  "Ravenswood-Rainey Declaration of Subdivision Easements" means the  Ravenswood-Rainey  Declaration of Subdivision Easements to be made by

      Seller substantially in the form of Exhibit J, except for changes required by any Governmental Authority to the extent that no such change materially and  adversely  impairs the  continued  use and operation of the Auctioned

      Assets as currently conducted.


                  "Ravenswood-Vernon Declaration of Subdivision Easements" means the  Ravenswood-Vernon  Declaration of Subdivision Easements to be made by

      Seller substantially in the form of Exhibit K, except for changes required by any Governmental Authority to the extent that no such change materially and  adversely  impairs the  continued  use and operation of the Auctioned

      Assets as currently conducted.


                  "Release"  means  any  release,   spill,  emission,   leaking,

      dumping,  injection,  pouring, deposit,  disposal,  discharge,  dispersal,

      leaching or migration into the environment (including ambient air, surface water,  groundwater,  land  surface  or  subsurface  strata) or within any building, structure, facility or fixture.


                  "Restraints" shall have the meaning set forth in Section

      8.01(b).


                  "Retained Assets" shall have the meaning set forth in

      Section 2.02(b).


                  "Retained Liabilities" shall have the meaning set forth in

      Section 2.03(b).

                  "Revenue Meters" means all meters measuring demand, energy and reactive  components,  and all pulse isolation  relays,  pulse  conversion

      relays  and  associated   totalizing  and  remote  access  pulse  recorder

      equipment,  in each case,  required  to  measure  the  transfer  of energy between the Parties.


                  "Segregated Reimbursement Accounts" shall have the meaning set forth in Section 9.05(b).


                  "Seller" shall have the meaning set forth in the Preamble.


                  "Seller Assets" shall have the meaning set forth in Section

      2.03(b)(x).


                  "Seller Consent Orders" shall have the meaning set forth in

      Section 2.03(a)(iv).


                  "Seller  Facilities" shall have the meaning given to such term in the Declaration of Easements Agreement.


                  "Seller Indemnitees" shall have the meaning set forth in

      Section 10.01(b).


                  "Seller Real Estate" means all real property and leaseholds or other  interests  in real  property of Seller  (including  the premises on which the Substations are located), other than Buyer Real Estate.


                  "Seller Required Regulatory  Approvals" shall have the meaning set forth in Section 5.03(b).


                  "Seller's 401(k) Plans" shall have the meaning set forth in

      Section 9.04(a).


                  "Seller's Pension Plans" shall have the meaning set forth

      in Section 9.03(a).


                  "Seller's  Reimbursement Account Plans" shall have the meaning set forth in Section 9.05(b).


                  "SO2 Allowances"  means allowances that have been allocated to

      Seller for the Generating  Plants or the Gas Turbines by the Administrator

      of the United States Environmental Protection Agency under Title IV of the

      Clean Air Act  authorizing  the emission of one ton of sulfur  dioxide per allowance during or after the year 2000.


                  "Substations" shall have the meaning set forth in Section

      2.02(b)(i).


                  "Tax Benefit" means,  with respect to any  Indemnifiable  Loss for any person,  the positive excess, if any, of the Tax liability of such person without regard to such Indemnifiable Loss over the Tax liability of such person taking into account such  Indemnifiable  Loss,  with all other circumstances remaining unchanged.


                  "Tax Cost" means,  with respect to any  indemnity  payment for any person,  the  positive  excess,  if any, of the Tax  liability of such person taking such  indemnity  payment into account over the Tax liability

      of  such  person   without   regard  to  such  payment,   with  all  other

      circumstances remaining unchanged.


                  "Tax Return" means any return,  report,  information return or other document (including any related or supporting  information) required to be supplied to any authority with respect to Taxes.


                  "Taxes"  means all taxes,  surtaxes,  charges,  fees,  levies,

      penalties or other assessments imposed by any United States Federal, state or local or  foreign  taxing  authority,  including  Income  Tax,  excise,

      property,  sales,  transfer,   franchise,   special  franchise,   payroll,

      recording,  withholding,  social security or other taxes, or any liability for taxes incurred by reason of joining in the filing of any consolidated,

      combined or unitary Tax  Returns,  in each case  including  any  interest,

      penalties or  additions  attributable  thereto;  provided,  however,  that

      "Taxes" shall not include sewer rents or charges for water.


                  "Termination Date" shall have the meaning set forth in

      Section 11.01(b).


                  "Third Party Claim" shall have the meaning set forth in

      Section 10.02(a).


                  "Title  Company"  means   Commonwealth  Land  Title  Insurance

      Company or any other reputable title insurance company licensed to do business in New York.


                  "Transferable Permits" shall have the meaning set forth in

      Section 2.02(a)(v).


                  "Transferring Employee Records" shall have the meaning set forth in Section 2.02(a)(viii).


                  "Transferring Employees" shall have the meaning set forth

      in Section 2.02(a)(viii).


                  "Transition  Capacity Agreement" means the Transition Capacity

      Agreement to be entered into between  Seller and Buyer,  substantially  in the form of Exhibit G.


                  "Transmission System" shall have the meaning set forth in

      Section 2.02(b)(i).


                  "Zoning    Lot    Development     Agreements"     means    the

      Ravenswood-Vernon  Zoning Lot  Development  Agreement  between  Seller and

      Buyer in the form of  Exhibit  A-1 and the  Ravenswood-Rainey  Zoning  Lot

      Development Agreement between Seller and Buyer in the form of Exhibit

      A-2 hereto.


                  SECTION 1.02.  Accounting  Terms. Any accounting terms used in this  Agreement  or  the  Ancillary  Agreements  shall,  unless  otherwise specifically  provided,  have  the  meanings  customarily  given  them  in accordance with United States  generally  accepted  accounting  principles

      ("GAAP") and all financial  computations  hereunder or  thereunder  shall,

      unless  otherwise  specifically  provided,  be computed in accordance with

      GAAP consistently applied.



                                   ARTICLE II


                Purchase and Sale; Assumption of Certain Liabilities



                  SECTION 2.01. Purchase and Sale. Upon the terms and subject to the  satisfaction of the conditions  contained in this  Agreement,  at the

      Closing,  Seller agrees to sell, assign,  convey,  transfer and deliver to

      Buyer,  and Buyer agrees to  purchase,  assume and acquire from Seller all the Auctioned  Assets.  In the case of any Auctioned Assets not located at the Generating Plants or Gas Turbines (including  supplies,  materials and spare parts inventory),  Buyer agrees that (i) from and after the Closing,

      except to the extent  specifically  otherwise  provided  in the  Ancillary

      Agreements,  Buyer will bear all risk of  casualty  or loss with regard to such  Auctioned  Assets  (regardless  of whether  they  remain on Seller's property or otherwise in Seller's  possession) and (ii) Seller shall store such Auctioned Assets in accordance with Section 7.08.



                  SECTION  2.02.  Auctioned  Assets  and  Retained  Assets.  (a)

      Auctioned Assets. The term "Auctioned  Assets" means all the assets,  real and personal property,  goodwill and rights of Seller of whatever kind and nature,  whether tangible or intangible,  in each case, primarily relating to the power  generation  operations of the  Generating  Plants or the Gas

      Turbines, other than the Retained Assets, including:



                  (i) all real  property and  leaseholds  or other  interests in real property of Seller relating  primarily to the power  generation operations of the Generating Plants or the Gas Turbines described as

            Parcel A and D as shown on ALTA/ACSM  Land Title  Survey  Conveyance

            Plan relating to the Ravenswood Generating Station, dated January 9,

            1999,  in each case,  as may  hereafter  be  amended  in  immaterial respects (collectively,  the "Conveyance Plans"),  together with all buildings, improvements, structures and fixtures thereon, subject to

            Permitted Exceptions or Encumbrances otherwise disclosed to Buyer in this Agreement or the Ancillary Agreements with respect thereto (the

            "Buyer Real Estate");



                  (ii) subject to Section 2.04, all inventories of fuels,

            supplies,  materials and spare parts relating primarily to the power generation  operations of the Generating Plants or the Gas Turbines,

            together  with  and  subject  to (A)  all  Permitted  Exceptions  or

            Encumbrances  otherwise  disclosed to Buyer in this Agreement or the

            Ancillary  Agreements  with respect  thereto and (B) all  warranties against  manufacturers and vendors relating  thereto,  including the spare parts listed on Schedule 2.02(a)(ii), in each case, other than assets that become obsolete or that are used, consumed,  replaced or disposed in the  ordinary  course of business  consistent  with past practice or as permitted by this Agreement;



                  (iii) subject to Section 2.04, (A) the machinery, equipment,

            facilities,  furniture  and  other  personal  property  (other  than vehicles) relating  primarily to the power generation  operations of the Generating  Plants or the Gas Turbines,  including a stand-alone local area  network,  coal  handling  equipment  and other  items of personal  property  located  on Buyer  Real  Estate  or  temporarily removed from Buyer Real Estate for repairs, servicing or maintenance and listed on Schedule 2.02(a)(iii)(A) and (B) machinery, equipment,

            facilities,  furniture and other personal property located on Seller

            Real  Estate or  temporarily  removed  from  Seller  Real Estate for

            repairs,   servicing   or   maintenance   and  listed  on   Schedule

            2.02(a)(iii)(B),  in each case, (1) together with and subject to (x)

            all Permitted  Exceptions  or  Encumbrances  otherwise  disclosed to

            Buyer in this  Agreement or the  Ancillary  Agreements  with respect thereto  and (y) all  warranties  against  manufacturers  or vendors relating  thereto and (2) other than assets that become  obsolete or that are used, consumed, replaced or disposed in the ordinary course of business  consistent  with past  practice or as permitted by this

            Agreement;



                  (iv) subject to Section 2.04, all right, title and interest of

            Seller in, to and under all contracts, agreements, personal property leases (whether Seller is lessor or lessee thereunder),  commitments and all  other  legally  binding  arrangements  (other  than  Seller

            Consent  Orders),  whether  oral or  written,  set forth on Schedule

            2.02(a)(iv) or otherwise  relating primarily to the power generation operations of the Generating  Plants or the Gas Turbines and entered into by Seller in accordance with Section 7.01 (the "Contracts"), in each case,  to the  extent in full  force and effect on the  Closing
             Date;



                  (v) subject to Section 7.03(c),  the Permits and Environmental

            Permits  that are  transferred  or  transferable  by Seller to Buyer

            (collectively,    the   "Transferable   Permits"),   including   the

            Transferable Permits set forth on Schedule 2.02(a)(v), in each case,

            to the extent in full force and effect on the Closing Date;



                  (vi) the SO2 Allowances listed on Schedule 2.02(a)(vi);



               (vii) all nitrogen oxide allowances allocated to the Generating

            Plants  or the Gas  Turbines  by  NYSDEC  under  the New York  State

            Nitrogen  Oxides Budget  Program that have not been used on or prior to the Closing Date (it being  understood that, for purposes of this

            Agreement,  one nitrogen oxide  allowance shall be deemed "used" for each ton of actual nitrogen oxide emitted from the Generating Plants or Gas Turbines  between May 1 of any year and  September 30 of such year, inclusive);



                  (viii) (A) all data, information, books, operating records,

            operating, safety and maintenance manuals, engineering design plans,

            blueprints and as-built plans, specifications,  procedures, facility compliance  plans,  environmental  procedures and similar records of

            Seller relating primarily to the power generation  operations of the

            Generating  Plants or the Gas  Turbines,  to the extent in  Seller's possession or readily available (collectively, "Operating Records"),

            and (B) all  personnel  files  relating to employees of Seller to be employed by Buyer after the Closing Date in accordance  with Article

            IX  (the  "Transferring  Employees"),  to  the  extent  in  Seller's possession  and  readily  available  and to the  extent  such  files pertain  to (1) skill and  development  training  and  resumes,  (2)

            seniority  histories,  (3)  salary  and  benefit  information,   (4)

            Occupational  Safety  and  Health Act  medical  reports,  (5) active medical  restriction forms and (6) any other matters,  disclosure of which by Seller to Buyer is permitted  under  applicable law without the consent of the  Transferring  Employee,  but not  including  any performance  evaluations or disciplinary records (collectively,  the

            "Transferring  Employee Records");  provided,  however,  that Seller shall be permitted to retain  copies,  or originals to the extent it provides  Buyer with copies of same,  of all  Operating  Records and

            Transferring Employee Records; and



                  (ix) (A) except as provided in Section 2.02(b)(iv), the

            software  relating  primarily to the power generation  operations of the Generating Plants or the Gas Turbines (provided,  however,  that

            Buyer  acknowledges that it will require licenses from third parties in order to be legally  entitled  to use such  software),  and (B) a non-exclusive, royalty-free license to use solely in connection with the  Auctioned  Assets the  software or other  copyrighted  material owned by Seller located at Buyer Real Estate.



                  (b)  Retained Assets.  The term "Retained Assets" means:



                  (i)  the  transmission  and  distribution   facilities  owned,

            controlled   or  operated  by  Seller  for   purposes  of  providing

            point-to-point transmission service, network integration service and distribution service and other related purposes,  including the real property  and  equipment  located at the Vernon  Substation  and the

            Rainey  Substation  (collectively,   the  "Substations"),   used  in

            controlling   continuity  between  the  Generating  Plants  and  Gas

            Turbines and the transmission  and  distribution  facilities and for other purposes (the "Transmission System");



                  (ii)(A)  except  as set  forth in  Section  2.02(a)(iii),  all

            Interconnection Facilities and other transmission,  distribution and substation  machinery,  equipment and facilities and related support equipment  located on Buyer  Real  Estate or Seller  Real  Estate or temporarily removed from Buyer Real Estate or Seller Real Estate for

            repairs,  servicing  or  maintenance,   including  items  listed  on

            Schedule 2.02(b)(ii)(A); (B) all Revenue Meters installed by Seller;

            (C)  Communications  Equipment  and related  support  equipment  (1)

            located on Buyer Real Estate or temporarily  removed from Buyer Real

            Estate for repairs,  servicing or maintenance and listed on Schedule

            2.02(b)(ii)(C)  or  acquired  by  Seller  after  the  date  of  this

            Agreement  and  designated  by  Seller  as a  Retained  Asset or (2)

            located on Seller Real  Estate or  temporarily  removed  from Seller

            Real  Estate for  repairs,  servicing  or  maintenance;  and (D) all

            Protective Relaying Systems not located on Buyer Real Estate;



                  (iii) all cash, cash  equivalents,  bank deposits and accounts receivable held or owned by Seller;



                  (iv) (A) all mainframe computer systems of Seller, (B) the code to all software  described in Section  2.02(a)(ix)(B),  and (C)

            all software, copyrights,  know-how or other proprietary information relating  primarily  to any other  Retained  Assets or any  Retained

            Liabilities,  including  software,  copyrights,  know-how  or  other proprietary  information  licensed  to  Buyer  pursuant  to  Section

            2.02(a)(ix)(B);



                  (v) the names "Consolidated  Edison",  "Con Edison", "Con Ed",

            "Consolidated  Edison Company",  "Consolidated Edison Company of New

            York,  Inc.",   "Consolidated  Edison,  Inc.",  "New  York  Edison",

            "Brooklyn  Edison",  "Staten  Island  Edison" and  "Edison"  and any

            related or similar trade names,  trademarks,  service marks or logos

            (and any rights to and in the same,  including  any right to use the same);



                  (vi) subject to Section 7.06(d), any refund or credit related to Taxes attributable to taxable periods (or portions thereof) prior to the Closing  Date,  and sewer rents or water charges or any other liabilities or obligations paid prior to the Closing Date in respect of the Auctioned Assets;



                  (vii) all personnel records (other than Transferring Employee

            Records) and all other records (other than Operating Records);



                  (viii) (A) all Emission Reduction Credits held or possessed by

            Seller and (B) SO2  Allowances  held or  possessed by Seller and not listed on Schedule 2.02(a)(vi); and


                  (ix) any other asset that is not described with particularity in this Agreement as an Auctioned Asset.



                  SECTION 2.03.  Assumed  Obligations and Retained  Liabilities.

      (a) Assumed Obligations.  At the Closing, Buyer shall assume, and from and

      after  the  Closing,   shall   discharge,   all  of  the  liabilities  and

      obligations, direct or indirect, known or unknown, absolute or contingent,

      which relate to the  Auctioned  Assets or are otherwise  specified  below,

      other  than  the   Retained   Liabilities   (collectively,   the  "Assumed

      Obligations"), including:



                  (i) except as set forth in Section 2.03(b)(ii), any

            liabilities and obligations under the Contracts;



                  (ii) any  liabilities  and  obligations for goods delivered or services  rendered  on or after the  Closing  Date  relating  to the

            Auctioned Assets;



                  (iii) except as set forth in Sections 2.03(b)(iii) or (iv),

            any Environmental Liability arising out of or in connection with (A)

            any violation or alleged  violation of, or  noncompliance or alleged noncompliance  with, any  Environmental  Laws, prior to, on or after the Closing Date,  with respect to the ownership or operation of the

            Auctioned Assets,  notwithstanding  that, as contemplated by Section

            7.03(c),  Seller may remain the "holder of record"  with  respect to certain  Transferable  Permits,  (B) the  condition of any Auctioned

            Assets prior to, on or after the Closing Date,  including any actual or alleged presence,  Release or threatened Release of any Hazardous

            Substance at, on, in, under or migrating onto or from, the Auctioned

            Assets,  prior to, on or after the Closing Date (except for any such

            Release from  equipment or property  owned or operated by Seller and located on, or  constituting,  Seller Real Estate  adjacent to Buyer

            Real Estate that (1) occurs on or after the Closing  Date and (2) is caused by Seller or its  Affiliates),  (C) any Release or threatened

            Release of any Hazardous Substance on or after the Closing Date from the Buyer Facilities or otherwise  originating from, or relating to,

            any equipment  owned or used by Buyer that is located on Seller Real

            Estate  or (D)  the  transportation,  storage,  Release,  threatened

            Release or recycling of, or  arrangement  for such  activities  with respect  to,  Hazardous  Substances  generated  in  respect  of  the

            Auctioned  Assets at or to any  location,  on or after  the  Closing

            Date;



                  (iv) any liabilities and obligations relating to the Auctioned

            Assets under the consent orders listed on Schedule  2.03(a)(iv) (the

            "Seller Consent Orders") and identified  thereon as "Assumed Consent

            Order Obligations" (the "Assumed Consent Order Obligations");

                  (v)   except  as  set  forth  in  Section   2.03(b)(iv),   any

            liabilities  and  obligations  with  respect  to the  Permits to the extent arising or accruing on or after the Closing Date;



                  (vi) (A) all wages, overtime, employment taxes, severance pay,

            transition  payments,  workers compensation  benefits,  occupational safety and  health  liabilities  or other  similar  liabilities  and obligations  in  respect  of  Transferring  Employees  to the extent arising or accruing on or after the Closing Date,  and (B) all other

            liabilities  and  obligations   with  respect  to  the  Transferring

            Employees for which Buyer is responsible pursuant to Article IX;



                  (vii) (A) any liabilities and obligations (other than any

            Environmental Liabilities which are Retained Liabilities) in respect of any  personal  injury  or  property  damage  claim  relating  to,

            resulting  from  or  arising  out of the  Generating  Plants  or Gas

            Turbines or (B) any  liabilities  and  obligations in respect of any discrimination, wrongful discharge or unfair labor practice claim by any  Transferring  Employee,  in the  case of each of the  foregoing clauses (A) and (B),  to the extent  arising or accruing on or after the Closing Date;



                  (viii) any  liabilities and  obligations,  with respect to the periods  that  include the  Closing  Date,  with  respect to real or personal  property  rent,  taxes  based on the  ownership  or use of property,  utilities  charges and  similar  charges  that  primarily relate to the Generating  Plants or the Gas Turbines  (collectively,

            the "Prorated  Items"),  to the extent such Prorated Items relate to the period from and after the Closing  Date,  including (A) personal property  taxes,  real estate and occupancy  taxes,  assessments and other charges  (which shall be apportioned as provided in the Zoning

            Lot Development  Agreements),(B) rent and all other items payable by

            Seller  under  any  Contract,  (C)  any  fees  with  respect  to any

            Transferable  Permit  and (D) sewer  rents and  charges  for  water,

            telephone,  electricity and other utilities, in each case calculated by  multiplying  the amount of any such  Prorated Item by a fraction the numerator of which is the number of days in such period from and after the Closing Date and the denominator of which is the number of days in such period;



                  (ix) any  liabilities  and  obligations  in  respect  of Taxes

            (other than Prorated  Items)  attributable  to the Auctioned  Assets arising or accruing  during  taxable  periods (or portions  thereof)

            beginning on or after the Closing Date;



                  (x) any  liabilities  and  obligations in respect of damage to property or personal injury or death relating to,  resulting from or arising out of any  property,  machinery,  equipment,  facilities or systems from time to time owned by Buyer or its  Affiliates  subject to the Ancillary  Agreements or employed by Buyer in connection with the performance of the Ancillary Agreements ("Buyer Assets"), or any

            Protective  Relaying  System owned by Seller as  contemplated by the

            Continuing Site Agreement, regardless of whether the property damage or  personal  injury  is caused  by a Seller  Indemnitee  or a Buyer

            Indemnitee; and



                  (xi) any  liabilities  and  obligations  under  the  Ancillary

            Agreements in respect of the Auctioned  Assets to the extent arising on or after the Closing Date.



                  (b)  Retained  Liabilities.  Buyer  shall  not  assume  or  be obligated to pay, perform or otherwise discharge the following liabilities or obligations (the "Retained Liabilities"):



                  (i)  any  liabilities  and  obligations  of  Seller  primarily relating  to any  Retained  Assets  (other than as  contemplated  by

            Section 2.03(a)(x));



                  (ii) any payment obligations of Seller, including under

            Contracts,  for goods  delivered or services  rendered  prior to the

            Closing Date;



                  (iii) (A) any Environmental Liability of Seller arising out of

            or  in  connection  with  the  transportation,   storage,   Release,

            threatened   Release  or  recycling  of,  or  arrangement  for  such

            activities  with  respect  to,  Hazardous  Substances  at or to  any

            Off-Site location,  prior to the Closing Date, (B) any Environmental

            Liability of Seller arising out of or in connection with any Release or  threatened  Release of any  Hazardous  Substance on or after the

            Closing Date from the Seller  Facilities  or  otherwise  originating from, or relating to, any equipment  owned or used by Seller that is located on Buyer Real Estate and (C) any liabilities and obligations relating to Auctioned Assets under the Seller Consent Orders, except

            Assumed Consent Order Obligations;



                  (iv) any monetary fines (excluding (A) natural resource

            damages,  (B) cleanup or remediation  costs and (C) other costs of a similar  nature)  imposed by a Governmental  Authority to the extent arising out of or relating to acts or omissions of Seller in respect of the Auctioned Assets prior to the Closing Date;



                  (v) (A) all wages, overtime, employment taxes, severance pay,

            transition  payments,  workers compensation  benefits,  occupational safety and  health  liabilities  or other  similar  liabilities  and obligations  in  respect  of  Transferring  Employees  to the extent arising  or  accruing  prior to the  Closing  Date and (B) all other

            liabilities  and  obligations   with  respect  to  the  Transferring

            Employees for which Seller is responsible pursuant to Article IX;



                  (vi) (A) any liabilities and obligations (other than any

            Environmental  Liabilities which are Assumed Obligations) in respect of any  personal  injury or property  damage  claim  relating to the

            Generating  Plants  or Gas  Turbines  or  (B)  any  liabilities  and obligations in respect of any discrimination,  wrongful discharge or unfair labor practice  claim by any  Transferring  Employee,  in the case of each of the  foregoing  clauses  (A) and (B),  to the extent arising out of or relating to acts or  omissions  of Seller prior to the Closing Date;



                  (vii) any  liabilities  and  obligations,  with respect to the period prior to the Closing Date, for the Prorated Items, calculated as set forth in Section 2.03(a)(viii);



                  (viii) any  liabilities  and  obligations  in respect of Taxes

            (other than Prorated  Items)  attributable  to the Auctioned  Assets arising or accruing  during  taxable  periods (or portions  thereof)

            ending before the Closing Date,  including Income Taxes attributable

            to  income   realized  by  Seller   pursuant  to  the   transactions

            contemplated by this Agreement;



                  (ix) any liabilities and obligations arising after the date of this  Agreement in respect of which Seller has provided  pursuant to

            Section  7.01(d)(ii) that such liabilities and obligations shall not be assumed or retained by Buyer;



                  (x) any  liabilities  and  obligations in respect of damage to property or personal injury or death relating to,  resulting from or arising out of any  property,  machinery,  equipment,  facilities or systems from time to time owned by Seller or its Affiliates  subject to the Ancillary Agreements or employed by Seller in connection with the  performance  of the  Ancillary  Agreements  ("Seller  Assets"),

            regardless  of whether the  property  damage or  personal  injury is caused by a Seller Indemnitee or a Buyer Indemnitee; and



                  (xi) any  liabilities  and  obligations  under  the  Ancillary

            Agreements in respect of the Retained Assets.



                  SECTION  2.04.  Third  Party  Consents.   (a)  Notwithstanding

      Section  2.02(a)(ii),  (iii) or (iv), to the extent that  Seller's  rights under any Contract or warranty may not be assigned  without the consent of another person which consent has not been obtained,  this Agreement  shall not constitute an agreement to assign the same if an attempted  assignment would  constitute  a breach  thereof or be  unlawful,  and Seller,  at its expense,  shall use its  reasonable  best  efforts to obtain  prior to the

      Closing any such required consents.



                  (b)  Seller  and  Buyer  agree  that  if  any  consent  to  an assignment  of any such  Contract or warranty  shall not be obtained or if

      any  attempted   assignment  would  in  Seller's   reasonable  opinion  be

      ineffective or would impair any material  rights and  obligations of Buyer under such Contract or warranty,  as  applicable,  so that Buyer would not acquire  the benefit of all such rights and  obligations,  Seller,  to the maximum  extent  permitted  by law  and  such  Contract  or  warranty,  as

      applicable,   shall  after  the  Closing  appoint  Buyer  to  be  Seller's representative  and agent with respect to such  Contract or  warranty,  as applicable,  and Seller shall, to the maximum extent  permitted by law and such  Contract or  warranty,  as  applicable,  enter into such  reasonable arrangements  with  Buyer  as are  necessary  to  provide  Buyer  with the benefits and  obligations  of such  Contract or warranty,  as  applicable.

      Seller and Buyer shall cooperate and shall each use their  reasonable best efforts after the Closing to obtain an assignment of each such Contract or warranty, as applicable, to Buyer.





                                   ARTICLE III



                                 Purchase Price



                  SECTION 3.01.  Purchase Price.  The purchase price for the

      Auctioned Assets shall be $596,840,000 (the "Purchase Price").



                  SECTION 3.02. Post-Closing Adjustment.  (a) Within 20 Business

      Days  after the  Closing,  Seller  shall  prepare  and  deliver to Buyer a statement (an  "Adjustment  Statement")  which  reflects the book cost, as reflected  on the  books of  Seller as of the  Closing  Date,  of all fuel inventory and supplies,  materials and spare parts  inventory  included in the Auctioned Assets (the "Adjustment Amount") and, upon request of Buyer,

      related  accounting  material  used by Seller to  prepare  the  Adjustment

      Statement. The Adjustment Amount will be based, in respect of fuel, on the actual fuel  inventory  on the Closing  Date and, in respect of  supplies,

      materials and spare parts,  on an inventory  survey  conducted  within ten

      Business Days prior to the Closing Date, in each case, consistent with the inventory  procedures of Seller in effect as of the date of this Agreement

      (the   "Inventory   Survey").   Seller   will  permit  an   employee,   or

      representative,  of Buyer to observe the Inventory Survey.  The Adjustment

      Statement  shall be  prepared  using  (i)  GAAP and (ii) the same  rolling average unit costs that Seller has historically used to calculate the book cost of its fuel and supplies,  materials and spare parts inventory. Buyer agrees to cooperate with Seller in connection  with the preparation of the

      Adjustment Statement and related information,  and shall provide to Seller such access, books, records and information as may be reasonably requested from time to time.



                  (b) Buyer may dispute the quantity delivered or quality of any inventory  item shown on the  Adjustment  Statement,  or the  mathematical calculations  reflected  therein,  by  notifying  Seller in writing of the disputed amount, and the basis of such dispute, within 20 Business Days of

      Buyer's receipt of the Adjustment  Statement;  provided,  however, that in respect  of the  quality  of any  inventory  item,  Buyer may not  dispute

      Seller's normal and customary methods for accounting for excess inventory.

      Buyer  shall have no right to dispute  any other  matter in respect of the

      Adjustment Statement, including historical rolling average unit costs used to calculate the book cost of the inventory or the appropriateness,  under

      GAAP or otherwise,  of using such historical  rolling average unit cost to determine the book cost of any particular item of inventory.  In the event of a dispute with respect to the quantity or quality of any inventory item shown  on  the  Adjustment  Statement,  or the  mathematical  calculations reflected  therein,  Buyer and Seller  shall  attempt to  reconcile  their differences and any resolution by them as to any disputed amounts shall be final,  binding and  conclusive  on the  Parties.  If Buyer and Seller are unable to reach a resolution of such  differences  within 20 Business Days of  receipt  of Buyer's  written  notice of  dispute to Seller,  Buyer and

      Seller shall submit the amounts remaining in dispute for determination and resolution to  PricewaterhouseCoopers  LLP or any other accounting firm of recognized  national  standing  reasonably  acceptable to Seller and Buyer

      (the "Accountants"),  which shall be instructed to determine and report to the  Parties,  within 20 Business  Days after such  submission,  upon such remaining  disputed amounts,  and such report shall be final,  binding and conclusive on the Parties with respect to the amounts disputed.  Buyer and

      Seller  shall  each pay  one-half  of the fees  and  disbursements  of the

      Accountants in connection with the resolution of such disputed amounts.



                  (c) If the Adjustment Amount is greater or less than the

      Estimated  Adjustment  Amount,  then on the  Adjustment  Date (as  defined below), (i) to the extent that the Adjustment Amount exceeds the Estimated

      Adjustment Amount, Buyer shall pay to Seller the amount of such excess and

      (ii) to the extent that the  Adjustment  Amount is less than the Estimated

      Adjustment Amount, Seller shall pay to Buyer the amount of such deficiency.  "Adjustment Date" means (1) if Buyer does not disagree in any respect  with the  Adjustment  Statement,  the  twenty-third  Business Day following  Buyer's  receipt of the  Adjustment  Statement  or (2) if Buyer shall  disagree in any respect with the  Adjustment  Statement,  the third

      Business Day following  either the resolution of such  disagreement by the

      Parties or a final  determination  by the  Accountants in accordance  with

      Section 3.02(b).  Any amount paid under this Section 3.02(c) shall be paid with  interest for the period  commencing  on the Closing Date through the date of payment,  calculated at the prime rate of the Chase Manhattan Bank in effect on the Closing Date, and in cash by wire transfer of immediately available funds.



                  SECTION  3.03.  Allocation  of  Purchase  Price.  Buyer  shall deliver to Seller at Closing a preliminary  allocation among the Auctioned

      Assets of the Purchase  Price and among such other  consideration  paid to

      Seller  pursuant to this Agreement that is properly  includible in Buyer's tax basis for the Auctioned  Assets for Federal income tax purposes,  and,

      as soon as  practicable  following the Closing (but in any event within 10

      Business Days following the final determination of the Adjustment Amount),

      Buyer  shall  prepare  and  deliver  to Seller a final  allocation  of the

      Purchase  Price and  additional  consideration  described in the preceding clause,  and the post-closing  adjustment  pursuant to Section 3.02, among

      the  Auctioned  Assets  (the   "Allocation").   The  Allocation  shall  be

      consistent  with  Section  1060 of the Code and the  Treasury  Regulations

      thereunder.  Seller  hereby  agrees to accept  Buyer's  Allocation  unless

      Seller determines that such Allocation was not prepared in accordance with

      Section  1060 of the  Code  and the  regulations  thereunder  ("Applicable

      Law").  If Seller so  determines,  Seller  shall  within 20 Business  Days thereafter  propose any changes  necessary to cause the  Allocation  to be prepared in  accordance  with  Applicable  Law.  Within 10  Business  Days following  delivery of such proposed  changes,  Buyer shall provide Seller with a statement of any objections to such proposed changes, together with a reasonably  detailed  explanation of the reasons therefor.  If Buyer and

      Seller are unable to resolve any  disputed  objections  within 10 Business

      Days  thereafter,  such objections  shall be referred to the  Accountants,

      whose  review  will be  limited  to  whether  Buyer's  Allocation  of such disputed items  regarding the  Allocation was prepared in accordance  with

      Applicable Law. The  Accountants  shall be instructed to deliver to Seller and  Buyer  a  written  determination  of the  proper  allocation  of such disputed  items  within 20  Business  Days.  Such  determination  shall be conclusive and binding upon the parties  hereto for all purposes,  and the

      Allocation shall be so adjusted (the Allocation, including the adjustment,

      if any,  to be  referred  to as the  "Final  Allocation").  The  fees  and disbursements  of the Accountants  attributable to the Allocation shall be shared  equally by Buyer and  Seller.  Each of Buyer and Seller  agrees to timely file Internal  Revenue  Service Form 8594, and all Federal,  state,

      local and foreign Tax Returns,  in accordance  with such Final  Allocation and to report the transactions  contemplated by this Agreement for Federal

      Income  Tax and all other tax  purposes  in a manner  consistent  with the

      Final Allocation.  Each of Buyer and Seller agrees to promptly provide the other party with any  additional  information  and  reasonable  assistance required to complete  Form 8594,  or compute  Taxes  arising in connection with (or otherwise affected by) the transactions  contemplated  hereunder.

      Each of Buyer and Seller  shall  timely  notify  the other  Party and each shall timely provide the other Party with reasonable assistance in the event of an  examination,  audit or other  proceeding  regarding the Final

      Allocation.





                                   ARTICLE IV



                                   The Closing



                  SECTION  4.01.  Time and Place of Closing.  Upon the terms and subject to the  satisfaction of the conditions  contained in Article VIII,

      the  closing  of the sale of the  Auctioned  Assets  contemplated  by this

      Agreement (the  "Closing") will take place on such date as the Parties may agree,  which date shall be as soon as practicable,  but no later than ten

      Business Days, following the date on which all of the conditions set forth in Article VIII have been satisfied or waived,  at the offices of Cravath,

      Swaine  & Moore  in New York  City or at such  other  place or time as the

      Parties may agree.  The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date".



                  SECTION  4.02.   Payment  of  Purchase   Price  and  Estimated

      Adjustment  Amount. At the Closing,  Buyer will pay or cause to be paid to

      Seller by wire  transfer  of  immediately  available  funds to an  account previously  designated  in  writing  by Seller an amount in United  States dollars  equal to (a) the Purchase  Price plus or minus (b) Seller's  good faith  estimate  of  the  Adjustment  Amount  (the  "Estimated  Adjustment

      Amount"),  which  estimate  shall be  provided to Buyer no later than five

      Business Days prior to the Closing.



                                    ARTICLE V



                      Representations and Warranties of Seller

                  Seller represents and warrants to Buyer as follows:

                  SECTION  5.01.  Organization;   Qualification.   Seller  is  a

      corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all  requisite  corporate  power and authority to own, lease and operate the Auctioned  Assets and to carry on the business of the Auctioned Assets as currently conducted.



                  SECTION 5.02. Authority Relative to This Agreement. Seller has

      all  necessary  corporate  power and authority to execute and deliver this

      Agreement and the Ancillary  Agreements and to consummate the transactions contemplated  hereby and thereby.  The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the  transactions  contemplated  hereby and thereby  have been duly and validly  authorized  by the Board of  Trustees of Seller or by a committee thereof to whom such authority has been  delegated and no other  corporate proceedings  on the  part  of  Seller  are  necessary  to  authorize  this

      Agreement  or  the  Ancillary   Agreements  or  the  consummation  of  the

      transactions  contemplated  hereby  or  thereby.  This  Agreement  and the

      Ancillary  Agreements have been duly and validly executed and delivered by

      Seller and,  assuming that this  Agreement  and the  Ancillary  Agreements constitute  valid and  binding  agreements  of Buyer and each other  party thereto, subject to the receipt of the Seller Required Regulatory

      Approvals and the Buyer Required  Regulatory  Approvals,  constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.



                  SECTION  5.03.  Consents  and  Approvals;  No  Violation.  (a)

      Subject to obtaining  the Seller  Required  Regulatory  Approvals  and the

      Buyer Required Regulatory Approvals, neither the execution and delivery of this  Agreement  or the  Ancillary  Agreements  by Seller  nor the sale by

      Seller  of the  Auctioned  Assets  pursuant  to this  Agreement  will  (i)

      conflict with or result in any breach of any provision of the  Certificate of  Incorporation  or  By-laws  of  Seller,  (ii)  except  as set forth on

      Schedule  5.03(a),  result  in a  default  (or give  rise to any  right of

      termination,   cancelation  or  acceleration)  under  any  of  the  terms,

      conditions or provisions of any note, bond, mortgage,  indenture, license,

      agreement,  lease or other  instrument  or obligation to which Seller is a party or by which Seller,  or any of the Auctioned  Assets,  may be bound,

      except  for such  defaults  (or  rights  of  termination,  cancelation  or acceleration) as to which requisite waivers or consents have been obtained or which would not,  individually  or in the aggregate,  create a Material

      Adverse  Effect or (iii)  violate  any order,  writ,  injunction,  decree,

      statute, rule or regulation applicable to Seller, or the Auctioned Assets,

      except  for  such  violations  which  would  not,  individually  or in the aggregate, create a Material Adverse Effect.



                  (b) Except for (i)  application by Seller to, and the approval of, the PSC,  pursuant to ss. 70 of the Public Service Law of the State of

      New York,  of the  transfer  to Buyer of the  Auctioned  Assets,  (ii) the filings by Seller and Buyer  required by the HSR Act and the expiration or earlier  termination  of all  waiting  periods  under  the HSR Act,  (iii)

      application  by Seller to, and the approval of, FERC under (A) Section 203 of the Federal Power Act of 1935 (the "Federal Power Act") with respect to the transfer of Auctioned Assets constituting  jurisdictional assets under the Federal  Power Act and (B)  Section 205 of the Federal  Power Act with respect to the Continuing Site Agreement (to the extent necessary) and any wholesale  power sales  agreement  to be entered into by Seller and Buyer,

      including the Transition Capacity  Agreement,(iv) the issuance of approval by the New York City Department of Buildings and, to the extent  required,

      the  New  York  City  Department  of  Business  Services  of the  tax  lot

      subdivision  contemplated  by  this  Agreement  in  a  form  suitable  for submission to the New York City  Department of Finance for the issuance of tax lot numbers and (v)  declarations,  filings or registrations  with, or notices to, or authorizations,  consents or approvals of, any Governmental

      Authority   which  become   applicable  to  Seller  or  the   transactions

      contemplated  hereby  or by the  Ancillary  Agreements  as a result of the

      specific   regulatory   status  or   jurisdiction  of   incorporation   or

      organization  of Buyer  (or any of its  Affiliates)  or as a result of any other facts that  specifically  relate to the  business or  activities  in which  Buyer  (or any of its  Affiliates)  is or  proposes  to be  engaged

      (collectively,   the   "Seller   Required   Regulatory   Approvals"),   no

      declaration,  filing or registration with, or notice to, or authorization,

      consent or approval of any  Governmental  Authority is  necessary  for the consummation by Seller of the transactions  contemplated  hereby or by the

      Ancillary   Agreements,    other   than   such   declarations,    filings,

      registrations,  notices, authorizations,  consents or approvals (A) which,

      if not  obtained or made,  would not,  individually  or in the  aggregate,

      create a Material  Adverse Effect or (B) which relate to the  Transferable

      Permits.



                  (c) To the knowledge of Seller, there is no reason that it should fail to obtain the Seller Required Regulatory Approvals.



                  SECTION  5.04.  Year 2000.  Seller has  informed  Buyer of the status, as of the date of this Agreement,  of measures to prevent computer software,  hardware  and  embedded  systems  used in  connection  with the

      Auctioned Assets from experiencing malfunctions or other usage problems in connection with years beginning with "20", except for such malfunctions or other usage  problems which would not,  individually  or in the aggregate,

      create a Material Adverse Effect.



                  SECTION 5.05.  Personal Property.  Except for Permitted

      Exceptions, Seller has good and marketable title, free and clear of all

      Encumbrances, to all personal property included in the Auctioned Assets.



                  SECTION  5.06.  Real  Estate.  The  Conveyance  Plans  contain descriptions  of the Buyer Real  Estate.  Copies of the most  recent  real property  surveys and title  insurance  information  in the  possession of

      Seller with  respect to the Buyer Real Estate or any portion  thereof have heretofore  been  delivered  by  Seller  to  Buyer or made  available  for inspection by Buyer, receipt of which is hereby acknowledged by Buyer.



                  SECTION 5.07. Leases. As of the date of this Agreement, Seller is neither a tenant nor a licensee  under any real  property  leases which

      (a) are to be  transferred  and  assigned to Buyer on the Closing Date and

      (b) (i) provide for annual payments of more than $100,000 or (ii) are material to the Auctioned Assets.



                  SECTION 5.08.  Certain Contracts and Arrangements.  (a) Except

      for (i) any  contract  or  agreement  listed on  Schedule  2.02(a)(iv)  or

      Schedule 5.08(a) and (ii) Contracts which will expire prior to the Closing

      Date or that are permitted to be entered into under this Agreement, Seller is not a party  to any  contract  which is  material  to the  business  or operations of the Auctioned Assets.



                  (b)  Each  Contract  (i)   constitutes  a  valid  and  binding

      obligation of Seller, and, to the knowledge of Seller, constitutes a valid and binding obligation of the other parties thereto, (ii) to the knowledge of Seller,  is in full force and  effect  and (iii)  other than  Contracts covered by Section 2.04, to the knowledge of Seller, may be transferred to

      Buyer  pursuant  to this  Agreement  and will  continue  in full force and effect  thereafter,  in each case,  without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder, except

      for  such  breaches,   forfeitures   or   impairments   which  would  not,

      individually or in the aggregate, create a Material Adverse Effect.



                  (c) There is not, under any of the  Contracts,  any default or event  which,  with notice or lapse of time or both,  would  constitute  a default by Seller,  except for such events of default and other  events as to which  requisite  waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect.


                  SECTION 5.09.  Legal  Proceedings.  Except as set forth in the

      Filed Seller SEC Documents, as of the date of this Agreement, there are no

      claims,  actions,   proceedings  or  investigations  pending  or,  to  the

      knowledge of Seller, threatened against or relating to Seller which would,

      individually  or in the  aggregate,  be  reasonably  expected  to create a

      Material Adverse Effect. With respect to the business or operations of the

      Auctioned Assets, Seller is not, as of the date of this Agreement, subject to any outstanding  judgment,  rule, order, writ,  injunction or decree of any court,  governmental  or  regulatory  authority  which would  create a

      Material Adverse Effect. The  representations and warranties of Seller set forth in this  Section  5.09  shall not apply to,  and do not  cover,  any environmental  matters  which,  with  respect to any  representations  and warranties of Seller, are exclusively governed by Section 5.11.



                  SECTION 5.10. Permits;  Compliance with Law. (a) Except as set forth on Schedule 5.10(a)(i), Seller holds, and is in compliance with, all

      Permits  necessary to conduct the business and operations of the Auctioned

      Assets as currently conducted,  and, to the knowledge of Seller, Seller is

      otherwise  in  compliance  with  all  laws,   statutes,   orders,   rules,

      regulations,   ordinances  or  judgments  of  any  Governmental  Authority applicable to the business and operations of the Auctioned Assets,  except for such failures to hold or comply with such Permits, or such failures to be in compliance with such laws,  statutes,  orders,  rules,  regulations,

      ordinances  or  judgments,   which  would  not,  individually  or  in  the

      aggregate,  create a  Material  Adverse  Effect.  Except  as set  forth on

      Schedule  5.10(a)(ii),  Seller has not received  any written  notification that it is in violation of any of such Permits or laws, statutes,  orders,

      rules, regulations,  ordinances or judgments,  except for notifications of violations  which would not,  individually  or in the aggregate,  create a

      Material Adverse Effect. The  representations and warranties of Seller set forth in this  Section  5.10  shall not apply to,  and do not  cover,  any environmental  matters  which,  with  respect to any  representations  and warranties of Seller, are exclusively governed by Section 5.11.



                  (b)  Notwithstanding  the last  sentence  of Section  5.10(a),

      except as set forth on Schedule 5.10(b),  there are no material Permits or material  Environmental  Permits that, in each case, are not  Transferable

      Permits and are required for Buyer to conduct the business and  operations of the Auctioned Assets as currently conducted.



                  SECTION 5.11.  Environmental  Matters. (a) Except as set forth in Schedule  5.11 or disclosed in the Filed Seller SEC  Documents,  Seller holds, and is in compliance with, the  Environmental  Permits required for

      Seller to conduct the business and  operations of the Auctioned  Assets as currently  conducted  under  applicable  Environmental  Laws,  and, to the knowledge of Seller,  Seller is otherwise in  compliance  with  applicable

      Environmental  Laws with  respect to the business  and  operations  of the

      Auctioned  Assets,  except for such  failures  to hold or comply with such

      Environmental  Permits,  or such  failures to be in  compliance  with such

      Environmental  Laws,  which would not,  individually  or in the aggregate,

      create a Material Adverse Effect.



                  (b) Except as set forth in Schedule  5.11 or  disclosed in the

      Filed Seller SEC Documents, Seller has not received any written notice of violation of any Environmental Law or any written request for information

      with  respect  thereto,   or  been  notified  that  it  is  a  potentially

      responsible party under the Federal Comprehensive  Environmental Response,

      Compensation,  and  Liability Act or any similar state law with respect to any real  property  included  in the  Buyer  Real  Estate  or in any lease forming part of the Auctioned  Assets,  except for such matters under such laws as would not,  individually  or in the  aggregate,  create a Material

      Adverse Effect.



                  (c) Except as set forth in Schedule  5.11 or  disclosed in the

      Filed Seller SEC Documents, with respect to the business and operations of the Auctioned Assets,  Seller is not subject to any outstanding  judgment,

      decree or judicial order relating to compliance with any Environmental Law

      or  to  investigation  or  cleanup  of  Hazardous   Substances  under  any

      applicable Environmental Law, except for (i) the Seller Consent Orders and

      (ii)  such   judgments,   decrees  or  judicial  orders  that  would  not,

      individually or in the aggregate, create a Material Adverse Effect.



                  (d) Except as set forth in Schedule  5.11 or  disclosed in the

      Filed Seller SEC Documents, as of the date of this Agreement, there are no

      claims,  actions,   proceedings  or  investigations  pending,  or  to  the

      knowledge  of Seller,  threatened  against  or  relating  to Seller,  with respect to the exposure at the Auctioned Assets of any person to Hazardous

      Substances,  which, if adversely determined, would, individually or in the aggregate, create a Material Adverse Effect.



                  SECTION  5.12.  Labor  Matters.  Seller  has  previously  made available to Buyer copies of all collective bargaining agreements to which

      Seller is a party or is  subject  and  which  relate  to the  business  or operations  of the  Auctioned  Assets.  With  respect to the  business and operations of the Auctioned Assets, as of the date of this Agreement,  (a)

      Seller is in compliance with all applicable laws regarding  employment and employment  practices,  terms and  conditions of employment  and wages and hours,  (b) Seller has not  received  written  notice of any unfair  labor practice  complaint  against  Seller  pending  before the  National  Labor

      Relations  Board,  (c)  there is no labor  strike,  slowdown  or  stoppage actually  pending or, to the  knowledge of Seller,  threatened  against or

      affecting   Seller,   (d)  Seller  has  not   received   notice  that  any

      representation  petition respecting the employees of Seller has been filed with the National Labor  Relations  Board,  (e) no arbitration  proceeding arising  out of or  under  collective  bargaining  agreements  is  pending against  Seller  and (f)  Seller  has not  experienced  any  primary  work stoppage since at least December 31, 1996,  except, in the case of each of the  foregoing  clauses (a) through  (f),  for such  matters as would not,

      individually or in the aggregate, create a Material Adverse Effect.



                  SECTION 5.13. ERISA; Benefit Plans. Schedule 5.13 sets forth a list of all material deferred compensation, profit-sharing, retirement and pension plans and all material bonus and other material  employee  benefit or fringe benefit plans maintained, or with respect to which contributions have been made,  by Seller  with  respect  to current or former  employees employed  in  connection  with  the  power  generation  operations  of the

      Generating  Plants and the Gas Turbines  (collectively,  "Benefit Plans").

      Seller and each trade or business (whether or not incorporated)  which are or have ever been  under  common  control,  or which are or have ever been treated as a single employer, with Seller under Section 414(b), (c), (m)

      or (o) of the Code (an "ERISA  Affiliate") have fulfilled their respective obligations  under the  minimum  funding  requirements  of Section  302 of

      ERISA,  and Section 412 of the Code,  with  respect to each  Benefit  Plan which is an "employee  pension benefit plan" as defined in Section 3(2) of

      ERISA and each such plan is in  compliance  in all material  respects with the presently applicable provisions of ERISA and the Code, except for such failures to fulfill such  obligations or comply with such provisions which would not,  individually  or in the aggregate,  create a Material  Adverse

      Effect.  Neither Seller nor any ERISA Affiliate has incurred any liability under Section 4062(b) of ERISA, or any withdrawal  liability under Section

      4201 of ERISA, to the Pension Benefit  Guaranty  Corporation in connection with any  Benefit  Plan  which  is  subject  to  Title  IV of ERISA  which liability remains outstanding, and there has not been any reportable event

      (as  defined in Section  4043 of ERISA) with  respect to any such  Benefit

      Plan  (other  than a  reportable  event  with  respect to which the 30-day notice  requirement  has been waived by the PBGC).  Neither Seller nor any

      ERISA  Affiliate  or parent  corporation,  within  the  meaning of Section

      4069(b)  or  Section  4212(c) of ERISA,  has  engaged in any  transaction,

      within  the  meaning of Section  4069(b) or Section  4212(c) of ERISA.  No

      Benefit Plan and no "employee pension benefit plan" (as defined in Section

      3(2) of ERISA)  maintained  by Seller or any ERISA  Affiliate  or to which

      Seller or any ERISA Affiliate has contributed is a multiemployer plan.



                  SECTION 5.14.  Taxes. With respect to the Auctioned Assets and trades or businesses  associated  with the Auctioned  Assets,  (a) all Tax

      Returns required to be filed have been filed and (b) all Taxes shown to be due on such Tax Returns,  and all Taxes  otherwise owed, have been paid in full,  except to the extent that any failure to file or any failure to pay any Taxes would not,  individually or in the aggregate,  create a Material

      Adverse  Effect.  No written  notice of deficiency or assessment  has been received from any taxing  authority with respect to liabilities  for Taxes of Seller in respect of the Auctioned Assets which has not been fully paid or finally  settled or which is not being  contested in good faith through appropriate proceedings, except for any such notices regarding Taxes which would not,  individually  or in the aggregate,  create a Material  Adverse

      Effect.  There are no  outstanding  agreements  or waivers  extending  the applicable  statutory  periods of limitation for Taxes associated with the

      Auctioned Assets for any period, except for any such agreements or waivers which  would  not,  individually  or in the  aggregate,  create a Material

      Adverse Effect.



                  SECTION 5.15. Independent Engineering Assessments.  (a) Seller

      has reviewed the 1998 assessments prepared by Stone & Webster with respect

      to  the  Generating   Plants  and  the  Gas  Turbines  (the   "Independent

      Engineering  Assessments"),  and, except as set forth on Schedule 5.15(a),

      to the knowledge of Seller, as of the date of the Independent  Engineering

      Assessments,  there was no untrue statement of a material fact or omission of any  material  fact  therein  that would  reasonably  suggest  that the condition of the Generating Plants and the Gas Turbines, taken as a whole,

      as of such date was materially and adversely different from that described in such Independent Engineering Assessments.



                  (b) Except as set forth on Schedule 5.15(b), since the date of the Independent  Engineering  Assessments,  there has not been, subject to ordinary wear and tear and to routine maintenance,  any casualty, physical damage, destruction or physical loss with respect to, or, to the knowledge of Seller, any adverse change in the physical condition of, any Generating

      Plant  or  Gas  Turbine,  except  for  such  casualty,   physical  damage,

      destruction, physical loss or adverse change which would not, individually or in the aggregate, create a Material Adverse Effect.



                  SECTION  5.16.  Undisclosed  Liabilities.  With respect to the

      Auctioned Assets, there are no liabilities or obligations of any nature or kind  (absolute,  accrued,  contingent or otherwise)  that would have been required  to be set forth on a balance  sheet in respect of the  Auctioned

      Assets or in the notes  thereto  prepared  in  accordance  with  GAAP,  as applied by Seller in connection  with its December 31, 1997 balance sheet,

      except for any such liabilities or obligations  which (a) are disclosed in or contemplated or permitted by this Agreement or the Ancillary Agreements

      (including  the Assumed  Obligations),  (b) are  disclosed in the Offering

      Memorandum,  (c) are disclosed in the Filed Seller SEC Documents, (d) have been  incurred in the ordinary  course of business,  (e) are  disclosed on

      Schedule 5.16 or (f) which would not,  individually  or in the  aggregate,

      create a Material Adverse Effect.



                  SECTION 5.17.  Brokers.  No broker,  finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction  contemplated hereby by reason of any action taken by

      Seller, except Morgan Stanley & Co. Incorporated,  which is acting for and at the expense of Seller.



                  SECTION 5.18. Insurance.  Seller carries policies of insurance covering fire,  workers'  compensation,  property all-risk,  comprehensive bodily injury,  property damage liability,  automobile liability,  product

      liability,   completed  operations,   explosion,   collapse,   contractual

      liability, personal injury liability and other forms of insurance relating to the Auctioned Assets, or otherwise  self-insures in accordance with all statutory and  regulatory  criteria  against any such  liabilities,  which insurance is in such amounts,  has such  deductibles and retentions and is underwritten  by such  companies  as would  be  obtained  by a  reasonably prudent electric power business.



                  EXCEPT FOR THE  REPRESENTATIONS  AND WARRANTIES  EXPRESSLY SET

      FORTH  IN THIS  ARTICLE  V,  THE  AUCTIONED  ASSETS  ARE  BEING  SOLD  AND

      TRANSFERRED  "AS IS,  WHERE  IS",  AND  SELLER  IS NOT  MAKING  ANY  OTHER

      REPRESENTATIONS  OR  WARRANTIES  WRITTEN  OR ORAL,  STATUTORY,  EXPRESS OR

      IMPLIED,  CONCERNING  SUCH  AUCTIONED  ASSETS  OR  WITH  RESPECT  TO  THIS

      AGREEMENT OR THE  ANCILLARY  AGREEMENTS OR THE  TRANSACTIONS  CONTEMPLATED

      HEREBY OR THEREBY,  INCLUDING, IN PARTICULAR WITH RESPECT TO THE AUCTIONED

      ASSETS,  ANY  WARRANTY  OF  MERCHANTABILITY  OR FITNESS  FOR A  PARTICULAR

      PURPOSE,  ALL OF WHICH ARE HEREBY  EXPRESSLY  EXCLUDED AND  DISCLAIMED  BY

      SELLER  AND  WAIVED BY  BUYER.  WITHOUT  LIMITING  THE  GENERALITY  OF THE

      FOREGOING,  SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE

      INFORMATION  SET FORTH IN, OR  CONTEMPLATED  BY, THE  OFFERING  MEMORANDUM

      (EXCEPT  TO THE  EXTENT  EXPRESSLY  INCORPORATED  BY  REFERENCE  INTO THIS

      AGREEMENT).





                                   ARTICLE VI


                     Representations and Warranties of Buyer



                  Buyer represents and warrants to Seller as follows:



                  SECTION  6.01.  Organization.  Buyer  is  a  corporation  duly incorporated,  validly existing and in good standing under the laws of the

      State of New York and has all requisite  corporate  power and authority to own,  lease and operate its  properties and to carry on its business as is now being conducted.



                  SECTION 6.02. Authority Relative to This Agreement.  Buyer has

      all  necessary  corporate  power and authority to execute and deliver this

      Agreement  and the  Ancillary  Agreements  to  which  it is  party  and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and such Ancillary  Agreements and the  consummation  by Buyer of the  transactions  contemplated  hereby and thereby have been duly and validly authorized by the Board of Directors of

      Buyer  and no  other  corporate  proceedings  on the  part  of  Buyer  are necessary to authorize this Agreement or such Ancillary  Agreements or the consummation  of the  transactions  contemplated  hereby or thereby.  This

      Agreement  and such  Ancillary  Agreements  have  been  duly  and  validly executed and delivered by Buyer and,  assuming that this Agreement and the

      Ancillary Agreements constitute valid and binding agreements of Seller and each other party  thereto,  subject to the  receipt of the Buyer  Required

      Regulatory  Approvals and the Seller Required Regulatory  Approvals,  this

      Agreement  and the  Ancillary  Agreements  constitute  valid  and  binding agreements of Buyer,  enforceable  against Buyer in accordance  with their respective terms.



                  SECTION  6.03.  Consents  and  Approvals;  No  Violation.  (a)

      Subject to  obtaining  the Buyer  Required  Regulatory  Approvals  and the

      Seller Required Regulatory  Approvals,  neither the execution and delivery of this  Agreement  or the  Ancillary  Agreements  to which it is party by

      Buyer nor the purchase by Buyer of the Auctioned  Assets  pursuant to this

      Agreement  will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws (or other similar governing documents)  of Buyer,  (ii) result in a default (or give rise to any right of  termination,  cancelation  or  acceleration)  under any of the  terms,

      conditions or provisions of any note, bond, mortgage,  indenture, license,

      agreement,  lease or other  instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of their respective  assets may be  bound  or (iii)  violate  any  order,  writ,  injunction,  decree,

      statute,  rule or regulation  applicable  to Buyer,  or any of its assets,

      except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent,  defaults and violations which would not,  individually or in the  aggregate,  have a material  adverse  effect on the  ability of

      Buyer to consummate the  transactions  contemplated  by, and discharge its obligations  under, this Agreement and the Ancillary  Agreements (a "Buyer

      Material Adverse Effect").



                  (b) Except for (i)  approval of the PSC  pursuant to ss. 70 of the Public  Service Law of the State of New York, of the transfer to Buyer of the Auctioned Assets,  (ii) the filings by Buyer and Seller required by the HSR Act and the  expiration  or  earlier  termination  of all  waiting periods  under  the HSR  Act,  (iii)  application  by Buyer  to,  and the approval

      of, FERC under (A) Section  203 of the Federal  Power Act with  respect to the transfer of Auctioned Assets constituting  jurisdictional assets under the Federal  Power Act and (B)  Section 205 of the Federal  Power Act with respect to (1) the Continuing Site Agreement (to the extent necessary) and any  wholesale  power  sales  agreement  to be entered  into by Seller and

      Buyer, including the Transition Capacity Agreement,  and (2) authorization to sell  capacity  and energy from  Generating  Plants and Gas Turbines at market-based  rates  (provided,  however,  that  Buyer  acknowledges  that

      "market-based  rates" for the purpose of this  Agreement  means rates that are  subject  to any bid  cap,  price  limitation  or other  market  power mitigation measure imposed by FERC or PSC in respect of the New York State or New York City  wholesale and retail energy and capacity  electric power markets or any other  restriction  imposed by FERC or PSC with  respect to the power  generation  operations and assets of Buyer,  including the FERC

      Order Accepting Market Power Mitigation Measures dated September 22, 1998,

      as modified (Docket No. ER98-3169-000) (the "Mitigation Measures")),  (iv)

      qualification of Buyer, with respect to the Auctioned Assets, as an exempt wholesale  generator  under  the  Energy  Policy  Act of 1992  and (v) the issuance of approval by the New York City  Department of Buildings and, to

      the extent required,  the New York City Department of Business Services of

      the tax lot subdivision  contemplated by this Agreement in a form suitable for submission to the New York City Department of Finance for the issuance

      of  tax  lot  numbers   (collectively,   the  "Buyer  Required  Regulatory

      Approvals"), no declaration, filing or registration with, or notice to, or authorization,  consent  or  approval  of any  Governmental  Authority  is necessary for the consummation by Buyer of the  transactions  contemplated hereby or by the  Ancillary  Agreements,  other  than  such  declarations,

      filings, registrations, notices, authorizations, consents or approvals (A)

      which,  if  not  obtained  or  made  would  not,  individually  or in  the aggregate, have a Buyer Material Adverse Effect or (B) which relate to the

      Transferable Permits.



                  (c) To the knowledge of Buyer, there is no reason that it

      should fail to obtain the Buyer Required Regulatory Approvals.



                  SECTION  6.04.  Availability  of Funds.  Buyer has  sufficient funds available to it or has received binding written  commitments (copies of which  have  heretofore  been  delivered  to  Seller)  from one or more nationally  recognized financial  institutions to provide sufficient funds on the Closing Date to pay the  Purchase  Price and  Estimated  Adjustment

      Amount.



                  SECTION 6.05.  Brokers.  No broker,  finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction  contemplated hereby by reason of any action taken by

      Buyer,  except Merrill Lynch & Co.,  Inc.,  which is acting for and at the expense of Buyer.



                                   ARTICLE VII



                            Covenants of the Parties



                  SECTION  7.01.  Conduct of Business  Relating to the Auctioned

      Assets.  (a) Except with the prior written  consent of Buyer (such consent not to be unreasonably withheld) or as required to effect the purchase and sale of the Auctioned Assets and related transactions contemplated by this

      Agreement,  during  the  period  from  the date of this  Agreement  to the

      Closing  Date,  Seller  will  operate the  Auctioned  Assets in the usual,

      regular and ordinary course and in accordance with good industry  practice and applicable  legal  requirements,  and continue to pay accounts payable which relate to the Auctioned  Assets in a timely manner,  consistent with past practice.



                  (b) Notwithstanding  the foregoing,  except as contemplated in this  Agreement or the  Ancillary  Agreements,  prior to the Closing Date,

      without  the  prior  written  consent  of Buyer  (such  consent  not to be unreasonably withheld), Seller will not:



                  (i) except for Permitted Exceptions,  grant any Encumbrance on the Auctioned Assets securing any indebtedness for borrowed money or guarantee or other liability for the obligations of any person;



                  (ii) make any material change in the levels of fuel inventory and  supplies,  materials  and  spare  parts  inventory  customarily maintained  by Seller with respect to the  Auctioned  Assets,  other than consistent with past practice (including the use of spare parts in  connection  with  certain  power  generation  assets  of  Seller described  in the  Offering  Memorandum  other  than the  Generating

            Plants or Gas Turbines);



                  (iii) sell, lease (as lessor), transfer or otherwise dispose of, any of the  Auctioned  Assets,  other than  assets  that  become obsolete or assets used, consumed or replaced in the ordinary course of business  consistent  with past  practice  (including  the use of spare parts in connection  with certain power  generation  assets of

            Seller   described  in  the  Offering   Memorandum  other  than  the

            Generating Plants or Gas Turbines);



                  (iv) terminate, materially extend or otherwise materially

            amend any of the  Contracts  (other  than in  accordance  with their respective  terms) or waive any default  by, or  release,  settle or compromise any material claim against, any other party thereto;



                  (v) amend any of the Transferable Permits, other than (A)

            Transferable Permits not material to the operations of the Auctioned

            Assets  as  currently  conducted,  (B) as  reasonably  necessary  to complete the transfer of Permits as contemplated hereby, (C) routine

            renewals  or  non-material   modifications  or  amendments  and  (D)

            modifications,  alterations  and amendments  contemplated by Section

            7.03(b);



                  (vi) enter into any Contract for the purchase, sale or storage of fuel with respect to the Auctioned  Assets (whether  commodity or transportation) with a term in excess of 12 months, if the aggregate

            future   liability  or  receivable   outstanding  on  the  date  for

            measurement  for the purpose of this covenant for all such Contracts would be in excess of $2 million,  not  including  any such Contract terminable  by notice of not more than 30 days  without  penalty  or

            cost  (other  than  de  minimis  administrative  costs);   provided,

            however, that Seller may enter into Contracts for the storage of fuel with  respect to the  Auctioned  Assets  with a term ending not later than December 31, 2000 and otherwise on terms  consistent with

            Seller's past practice;



                  (vii) (A) establish, adopt, enter into or amend any Collective

            Bargaining  Agreement or Benefits  Plans,  except (1) if such action would not create a Material  Adverse Effect or (2) as required under applicable  law or  under  the  terms of any  Collective  Bargaining

            Agreement  or (B) grant to any  Affected  Employee  any  increase in

            compensation,   except  (1)  in  the  ordinary  course  of  business

            consistent  with past practice or (2) to the extent  required by the terms of any Collective Bargaining  Agreement,  employment agreement in effect as of the date of this Agreement or applicable law;



                  (viii) enter into any Contract with respect to the Auctioned

            Assets for goods or services  not  addressed  in clauses (i) through

            (vii) with a term in excess of 12 months,  if the  aggregate  future liability or receivable  outstanding on the date for measurement for the  purpose of this  covenant  for all such  Contracts  would be in excess of $2 million,  not including any such Contract terminable by notice of not more than 30 days without  penalty or cost (other than

            de  minimis   administrative   costs);   provided,   however,   that

            notwithstanding  any  other  provision  of  this  Agreement  to  the

            contrary,   Seller  may  (A)  enter  into  any  Contract  reasonably

            necessary to effect the physical, legal or operational separation of the sites on which the Auctioned  Assets are located or to otherwise

            implement   the  change  of  ownership   contemplated   hereby,   or

            subdivision,  of such  sites  or  implement  the  provisions  of the

            Ancillary  Agreements and (B) enter into and record the Declarations of Subdivision Easements; or



                  (ix) enter into any Contract with respect to the Auctioned

            Assets  relating  to  any  of  the  transactions  set  forth  in the foregoing clauses (i) through (viii).



                  (c) Without  limiting the  generality of Sections  7.01(a) and

      (b), to the extent Section  7.01(a) or (b) prohibits  Seller from entering into any Contract for goods and services in connection with maintenance or capital expenditures, Buyer agrees that Seller may request Buyer's consent to enter into such Contract, such consent not to be unreasonably withheld,

      and to the extent Buyer so consents, all liabilities and obligations under such  Contract  shall  constitute  Assumed  Obligations  and  Buyer  shall otherwise reimburse Seller for all its expenditures thereunder.



                  (d)  Notwithstanding  anything  in  this  Section  7.01 to the contrary,  Seller may take any action, incur any expense or enter into any obligation with respect to the Auctioned Assets to the extent that (i) all obligations and liabilities arising with respect thereto do not constitute

      Assumed   Obligations  or  (ii)  Seller   otherwise   provides  that  such

      obligations and liabilities shall not be assumed or retained by Buyer.



                  SECTION 7.02.  Access to Information.  (a) Between the date of this  Agreement  and  the  Closing  Date,  Seller  will,  subject  to  the

      Confidentiality  Agreement,   during  ordinary  business  hours  and  upon
       reasonable notice (i) give Buyer and its representatives reasonable access

      (A) to all  books,  records,  plants,  offices  and other  facilities  and properties constituting the Auctioned Assets, including for the purpose of observing the  operation by Seller of the Auctioned  Assets and (B) to the

      Auctioned  Assets  that are not  located at the  Generating  Plants or Gas

      Turbines and to applicable  employees of the Seller,  in each case for the purpose of preparing  to store spare parts after the Closing,  (ii) permit

      Buyer to make such reasonable  inspections thereof as Buyer may reasonably request,  (iii) furnish Buyer with such  financial and operating  data and other  information  with respect to the Auctioned Assets as Buyer may from time to time reasonably request, (iv) furnish Buyer upon request a copy of each  material  report,  schedule or other  document  with  respect to the

      Auctioned Assets filed by Seller with, or received by Seller from, the PSC or  FERC;  provided,  however,  that  (A) any  such  activities  shall  be conducted  in such a  manner  as not to  interfere  unreasonably  with the operation  of the  Auctioned  Assets,  (B) Seller shall not be required to take any action  which would  constitute  a waiver of the  attorney-client privilege and (C) Seller need not supply Buyer with (1) any information or access which Seller is under a legal  obligation  not to supply or (2) any information which Seller has previously supplied to Buyer. Notwithstanding anything  in this  Section  7.02 to the  contrary,  (I) Seller will not be required to provide such  information  or access to any  employee  records other than Transferring  Employee  Records,  (II) Buyer shall not have the right to perform or conduct any environmental  sampling or testing at, in,

      on, around or underneath  the Auctioned  Assets and (III) Seller shall not be required  to provide  such access or  information  with  respect to any

      Retained Asset or Retained Liabilities.



                  (b) Unless  otherwise  agreed to in  writing by Buyer,  Seller shall, for a period  commencing on the Closing Date and terminating  three years  after the  Closing  Date,  keep  confidential  and shall  cause its representatives  to keep  confidential  all  Confidential  Information (as defined in the  Confidentiality  Agreement)  on the terms set forth in the

      Confidentiality  Agreement.   Except  as  contemplated  by  the  following

      sentence,  Seller  shall not release  any person from any  confidentiality agreement  now existing  with respect  solely to the  Auctioned  Assets or waive or amend  any  provision  thereof.  After  the  Closing  Date,  upon reasonable request of Buyer, Seller shall, to the maximum extent permitted by law and the  applicable  Bidder  Confidentiality  Agreement (as defined below),  appoint Buyer to be Seller's  representative and agent in respect of  confidential  information  relating to the Auctioned  Assets under the confidentiality  agreements ("Bidder Confidentiality  Agreements") between

      Seller and prospective  purchasers of certain  generation assets of Seller of which the Auctioned Assets form part.



                  (c) From and after the Closing Date, Buyer shall retain all

      Operating  Records  (whether in electronic form or otherwise)  relating to the Auctioned  Assets on or prior to the Closing  Date.  Buyer also agrees that, from and after the Closing Date,  Seller shall have the right,  upon reasonable request to Buyer, to receive from Buyer copies of any Operating

      Records  or  other  information  in  Buyer's  possession  relating  to the

      Auctioned Assets on or prior to the Closing Date and required by Seller in order to comply with  applicable law. Seller shall reimburse Buyer for its reasonable  costs and expenses  incurred in connection  with the foregoing sentence.


                  SECTION 7.03.  Consents and Approvals;  Transferable  Permits.

      (a) Seller and Buyer shall  cooperate  with each other and (i) prepare and file  (or  otherwise  effect)  as soon as  practicable  all  applications,

      notices,  petitions  and  filings  with  respect  to and  (ii)  use  their

      reasonable   best  efforts   (including  (x)  negotiating  in  good  faith

      modifications   and   amendments  to  this  Agreement  and  the  Ancillary

      Agreements and (y) Buyer agreeing, and causing its Affiliates to agree, to

      propose  and  implement   procedures  for  processing   requests  for  gas

      transportation  in  an  expeditious   manner  (including   procedures  for

      evaluating  requests to connect with local gas delivery  facilities in New

      York City and for  dispute  resolution  relating  thereto)  and such other market power mitigation  measures as may be appropriate) to obtain (A) the

      Seller  Required  Regulatory  Approvals and the Buyer Required  Regulatory

      Approvals and (B) any other consents,  approvals or  authorizations of any other  Governmental  Authorities  or third  parties that are  necessary to

      consummate  the  transactions   contemplated  by  this  Agreement  or  the

      Ancillary  Agreements.  Without  limiting the generality of the foregoing,

      (1) each Party agrees to, upon the other Party's request, support such other Party's  applications  for regulatory  approvals of the purchase and sale of the Auctioned  Assets  contemplated by this  Agreement,  (2) Buyer agrees not to seek any relief from,  or  modifications  or  amendments  in respect of, any bid cap, price limitation or other market power mitigation measure  or  other  restriction  with  respect  to  any  power  generation

      operations   and  assets   described   in  or   contemplated   by  Section

      6.03(b)(iii)(B)(2)  until after the Closing  Date and (3) Buyer and Seller agree to defend any lawsuits or other legal proceedings,  whether judicial or administrative, challenging this Agreement or the Ancillary Agreements,

      or the  consummation of the transactions  contemplated  hereby or thereby,

      including seeking to have any stay or temporary  restraining order entered by any Governmental Authority vacated or reversed.



                  (b) Upon  execution of this  Agreement,  Seller shall commence the process of transferring to Buyer the Transferable  Permits,  including

      completing  and  filing   applications  and  related  documents  with  the

      appropriate Governmental Authorities.  Seller hereby reserves the right to modify,  alter or amend any  Transferable  Permit or to refuse to  correct violations or deficiencies in respect of any  Transferable  Permit as long

      as  such  modification,   alteration,  amendment  or  refusal  would  not,

      individually or in the aggregate, create a Material Adverse Effect. Seller shall  use its  reasonable  best  efforts  to give  notice to Buyer of any modification, alteration or amendment to any Transferable Permit.



                  (c) Seller shall use its reasonable best efforts to cooperate with Buyer in the transfer of Transferable Permits to Buyer by Closing. If the transfer of any  Transferable  Permit  cannot be completed by Closing,

      Buyer  is  hereby  authorized,  but  not  required,  to  act  as  Seller's representative and agent in respect of such Transferable  Permit and to do all things necessary for effecting transfer of such Transferable Permit as soon after the  Closing  as is  practicable,  with  Seller  remaining  the

      Transferable Permit "holder of record" in such case until such transfer is completed.  In the case of each such Transferable Permit, Seller shall, to the maximum extent permitted by law and such  Transferable  Permit,  enter into such reasonable  arrangements  with Buyer as are necessary to provide

      Buyer with the benefits and obligations of such  Transferable  Permit.  If

      Buyer is able to complete  the transfer of any  Transferable  Permit after

      Closing  without  the  occurrence  of any event  that,  if such  event had occurred  between the execution of this  Agreement and the Closing,  would have created, individually or in the aggregate, a Material Adverse Effect,

      Seller  may  substitute  Buyer  in  its  place  and  stead  as  the  Party responsible for completing the transfer of such Transferable Permit.



                  SECTION 7.04. Further Assurances. (a) Subject to the terms and conditions of this Agreement,  each of the Parties will use its reasonable best  efforts  to take,  or cause to be taken,  as soon as  possible,  all action,  and to do, or cause to be done,  as soon as possible,  all things necessary,  proper or advisable  under  applicable laws and regulations to consummate the sale of the Auctioned  Assets pursuant to this Agreement as soon as possible,  including  using its reasonable  best efforts to ensure satisfaction  of the  conditions  precedent  to each  Party's  obligations

      hereunder.   Prior  to  Buyer's  submission  of  any  application  with  a

      Governmental Authority for a regulatory approval,  Buyer shall submit such application  to Seller for review and comment and Buyer shall  incorporate into such  application  any  revisions  reasonably  requested  by  Seller.

      Neither of the Parties will,  without  prior written  consent of the other

      Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as possible,  of the  transactions  contemplated  by  this  Agreement  or the

      Ancillary  Agreements.  Without  limiting the generality of the foregoing,

      each of the Parties shall use its reasonable  best efforts to negotiate in good faith as soon as possible after the date of this Agreement, and enter into (i) the "A" House Ground Lease and Easement,  the "A" House Operation

      and  Maintenance  Agreement  and the Fuel Supply  Agreement,  the terms of which  shall  be  substantially  as  set  forth  in  Exhibits  F, I and H,

      respectively  and  (ii)  any  other  agreement   reasonably  necessary  to

      consummate the sale of the Auctioned  Assets pursuant to this Agreement as soon as possible.



                  (b) From time to time after the date hereof,  without  further consideration and at its own expense,  (i) Seller will execute and deliver such  instruments  of assignment  or  conveyance  as Buyer may  reasonably request to more  effectively vest in Buyer Seller's title to the Auctioned

      Assets  (subject  to  Permitted  Exceptions  and the  other  terms of this

      Agreement)  and (ii) Buyer will  execute and deliver such  instruments  of assumption as Seller may reasonably  request in order to more  effectively consummate  the sale of the  Auctioned  Assets and the  assumption  of the

      Assumed Obligations pursuant to this Agreement.



                  (c) Seller shall not sponsor or support any  recommendation or application  to  effect  prior  to April 1,  2002 (i) a  reduction  in the locational  generation capacity requirement that 80% of New York City peak electric loads must be met with in-City generation capacity,  as in effect as of the date of this Agreement,  unless such reduction is justified by a significant  change in the  transmission  import  capability into New York

      City whether as a result of actions by Seller or others,  (ii) a reduction in the  $105/kW-year  bid and price cap in respect of  capacity  under the

      Mitigation  Measures,  as in  effect as of the date of this  Agreement  or

      (iii) a change in the method of determining required system capability set forth in NYPP Billing Procedure 4-11 (Installed Reserve Requirements),  as

      in  effect  as of the  date of  this  Agreement  that  would  reduce  the installed

      reserve requirements for the winter capability period applicable to summer peaking  systems if such reduction  would also reduce the annual price for installed capacity that Buyer could otherwise obtain.



                  (d) Seller shall join or support Buyer's application to the

      PSC for the  certification  required  under  Section  32(c) of the  Public

      Utility  Holding  Company  Act of  1935  in  order  for  Buyer  to  obtain qualification,  with  respect  to  the  Auctioned  Assets,  as  an  exempt wholesale generator under the Energy Policy Act of 1992.



                  (e) Seller and Buyer shall cooperate in good faith to

      establish a  transition  committee  to consider  operational  and business issues related to the purchase and sale of the Auctioned Assets.



                  (f) Prior to the Closing Date, Seller shall cooperate in good faith with  Buyer to enable  Buyer to obtain  insurance  in respect of the

      Auctioned Assets comparable to that maintained by Seller as of the date of this Agreement.



                  (g) Seller and Buyer shall cooperate in good faith to enable

      Buyer to obtain  fuel  storage  capacity  with  respect  to the  Auctioned

      Assets.



                  SECTION  7.05.  Public  Statements.  The Parties shall consult with each other prior to issuing  any public  announcement,  statement  or other disclosure with respect to this Agreement,  the Ancillary Agreements

      or  the  transactions  contemplated  hereby  or  thereby,   including  any

      statement  appearing  in any filing  contemplated  hereby or thereby,  and

      shall  not  issue  any  such  public  announcement,   statement  or  other

      disclosure prior to such consultation, except as may be required by law.



                  SECTION  7.06.  Tax Matters.  (a) All transfer and sales taxes

      (including any petroleum  business taxes and similar excise taxes on sales of petroleum  based  products)  incurred in connection with this Agreement and the transactions  contemplated  hereby shall be borne by Buyer.  Buyer shall prepare and file in a timely manner any and all Tax Returns or other documentation  relating to such taxes;  provided,  however,  that,  to the extent  required by applicable  law,  Seller will join in the execution of any such Tax  Returns or other  documentation  relating to any such taxes.

      Buyer shall provide to Seller  copies of each Tax Return  described in the proviso in the preceding  sentence at least 30 days prior to the date such

      Tax Return is required to be filed.



                  (b) At  Seller's  election,  but on no less  than 10  Business

      Days'  notice to Buyer,  the  transfer  of the  Auctioned  Assets  and the

      receipt  of  the  Purchase   Price  shall  be  made  through  a  qualified

      intermediary  in  a  manner   satisfying  the   requirements  of  Treasury

      Regulation Section 1.1031(k)-1(g), so long as such election by Seller does not create a Material Adverse Effect and Seller  indemnifies Buyer for its additional costs and expenses incurred by reason of such election.



                  (c) Each Party shall provide the other Party with such

      assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return,  any audit or other examination by any  taxing  authority,  or any  judicial  or  administrative  proceedings relating to liability  for Taxes,  and each Party shall retain and provide the other Party with any records or  information  which may be relevant to such return, audit,  examination or proceedings.  Any information obtained pursuant to this Section  7.06(c) or pursuant to any other Section  hereof providing  for the sharing of  information  or review of any Tax Return or other  instrument  relating  to Taxes  shall be kept  confidential  by the parties hereto.

                  (d) If either Buyer or Seller receives a refund of Taxes in respect of the Auctioned Assets for a taxable period including the Closing

      Date,   Buyer  shall  pay  to  Seller  the  portion  of  any  such  refund attributable  to the portion of such  taxable  period prior to the Closing

      Date,  and  Seller  shall  pay to Buyer  the  portion  of any such  refund attributable  to the  portion  of such  taxable  period  on and  after the

      Closing Date.



                  SECTION 7.07. Bulk Sales or Transfer Laws. Buyer  acknowledges that  Seller  will not  comply  with the  provisions  of any bulk sales or transfer  laws of any  jurisdiction  in connection  with the  transactions contemplated by this Agreement.  Buyer hereby waives  compliance by Seller with the  provisions of the bulk sales or transfer laws of all  applicable jurisdictions.



                  SECTION  7.08.  Storage.  Seller  shall  store  for  Buyer the

      Auctioned  Assets  described in the second  sentence of Section 2.01 until the date that is six months  after the Closing  Date or, in respect of all or a portion of such  Auctioned  Assets,  until one or more earlier  dates proposed by Buyer with reasonable advance notice,  which schedule shall be reasonably  acceptable to Seller. Buyer agrees to reimburse Seller for its reasonable  costs and  expenses in  connection  with such  storage.  Buyer agrees that  Seller  shall have no  responsibility  or  liability  for the actual removal of such Auctioned Assets from the actual storage  location,

      and that Buyer shall have sole  responsibility  therefor.  Notwithstanding the  provisions of Section  10.01,  Buyer agrees that Seller shall have no liability for loss or damage with respect to the matters  contemplated  by this Section 7.08 or such Auctioned Assets,  and Buyer agrees to hold each

      Seller  Indemnitee  harmless  from  and  against  all  loss or  damage  or

      Indemnifiable  Losses,  and to indemnify each Seller  Indemnitee  from and against  all loss or damage or  Indemnifiable  Losses  incurred,  asserted against or suffered as a result of any storage or other services  provided by Seller  pursuant  to this  Section  7.08,  in each case,  except to the extent any such loss or damage or  Indemnifiable  Loss results in whole or in part from the gross negligence or wilful or wanton acts or omissions to act of any  Seller  Indemnitee  (or any  contractor  or  subcontractor  of

      Seller).



                  SECTION  7.09.  Information  Resources.  From the Closing Date

      until the date that is three months thereafter, Seller shall provide Buyer with access to Seller's  mainframe  computer only to the extent reasonably necessary  to enable  Buyer to use the  PPMIS and MMS (in read only  mode)

      systems and applications  solely in connection with the Auctioned  Assets.

      Buyer  agrees that it will not use any such  access for any purpose  other than for the use of the PPMIS and MMS systems and  applications  solely in connection with the Auctioned Assets.  Buyer acknowledges that, as long as it retains access to Seller's  mainframe  computer,  Seller, its employees and third  parties  may have  access  to  Buyer's  information  resources systems

      and  applications  (including  the PPMIS and MMS systems and  applications served by Seller's mainframe computer).  Notwithstanding the provisions of

      Section  10.01,  Buyer  agrees  that  Seller  shall have no  liability  or obligation  whatsoever  with respect to the matters  contemplated  by this

      Section  7.09,  and Buyer agrees to hold each Seller  Indemnitee  harmless from and  against  all loss or  damage  or  Indemnifiable  Losses,  and to indemnify  each Seller  Indemnitee  from and against all loss or damage or

      Indemnifiable Losses incurred, asserted against or suffered as a result of

      Buyer's  access to Seller's  mainframe  computer  pursuant to this Section

      7.09,  in each  case,  except  to the  extent  any such  loss or damage or

      Indemnifiable  Loss results in whole or in part from the gross  negligence or wilful or wanton acts or omissions to act of any Seller  Indemnitee (or any contractor or subcontractor of Seller).



                  SECTION 7.10.  Witness  Services.  At all times from and after the Closing  Date,  each Party shall use  reasonable  best efforts to make available to the other Party, upon reasonable written request, its and its subsidiaries'  then  current  or  former  officers,  directors,  employees

      (including  former  employees  of Seller) and agents as  witnesses  to the extent that (i) such persons may reasonably be required by such requesting

      Party in connection with any claim, action, proceeding or investigation in which such requesting  Party may be involved and (ii) there is no conflict

      between   Buyer  and  Seller  in  such  claim,   action,   proceeding   or

      investigation.  Such other Party  shall be  entitled to receive  from such requesting  Party,  upon the  presentation  of invoices  for such  witness services,  payments for such amounts, relating to supplies,  disbursements and  other  out-of-pocket  expenses  and  direct  and  indirect  costs  of employees who are  witnesses,  as may be reasonably  incurred in providing such witness services.



                  SECTION  7.11.  Consent  Orders.  Buyer  and  Seller  agree to cooperate  with each other and NYSDEC to facilitate the entry of a consent order  between  NYSDEC and Buyer,  wherein  Buyer will agree to assume and perform the Assumed Consent Order Obligations.



                  SECTION  7.12.  Nitrogen  Oxide  Allowances.  Seller agrees to negotiate in good faith with NYSDEC for nitrogen  oxide  allowances  to be allocated to the  Auctioned  Assets for any period  subsequent to the year

      2002.

                  SECTION 7.13. Trade Names.  Seller shall not object to the use by Buyer of any trade names,  trademarks,  service marks or logos (and any rights to and in the same,  including any right to use the same) primarily relating to the Generating Facilities that contain the word "Ravenswood".





                                  ARTICLE VIII



                                   Conditions



                  SECTION 8.01.  Conditions Precedent to Each Party's Obligation

      To Effect the Purchase and Sale. The respective  obligations of each Party to effect the purchase and sale of the  Auctioned  Assets shall be subject to the  satisfaction  or waiver by such  Party on or prior to the  Closing

      Date of the following  conditions,  unless, in the case of Section 8.01(c)

      below, the PSC determines that such condition need not be included or complied with:


                  (a)  the  Seller  Required  Regulatory   Approvals  and  Buyer

            Required  Regulatory  Approvals  shall  have been  obtained  and all conditions to effectiveness  prescribed therein or otherwise by law,

            regulation or order shall have been  satisfied;  provided,  however,

            that if at the time any Seller Required Regulatory Approval or Buyer

            Required Regulatory Approval is obtained, a Party reasonably expects a request for  rehearing or a challenge  thereto to be filed or if a request for rehearing or a challenge thereto has been filed, in each case,  which,  if  successful,  would  cause  such  Seller  Required

            Regulatory  Approval or Buyer Required Regulatory  Approval,  as the

            case may be, to be reversed,  stayed, enjoined, set aside, annulled,

            suspended or substantially  modified,  then such Party may by notice to the other Party within five  Business  Days after receipt of such

            Seller  Required  Regulatory  Approval or Buyer Required  Regulatory

            Approval,  as the case may be, delay the Closing  until the time for requesting rehearing has expired or until such challenge is decided,

            in each case, whether or not any appeal thereof is pending; provided further,  however,  that if the  Closing is delayed  pursuant to the foregoing  provision,  the Termination  Date shall be  automatically extended for a period of time equal to the period of such delay;



                  (b) no preliminary  or permanent  injunction or other order or decree by any Federal or state court of competent  jurisdiction  and no  statute or  regulation  enacted  by any  Governmental  Authority prohibiting  the  consummation  of  the  purchase  and  sale  of the

            Auctioned Assets (collectively, "Restraints") shall be in effect;



                  (c) the ISO shall have become operational to the extent

            reasonably  necessary  to  monitor  market  power in  respect of the

            Auctioned Assets; and



                  (d) delivery of the Continuing Site Agreement, the Declaration of Easements Agreement,  each Declaration of Subdivision  Easements,

            each Zoning Lot Development Agreement and the "A" House Ground Lease

            and Easement to the Title Company for

            recording.



                  SECTION 8.02.  Conditions  Precedent to Obligation of Buyer To

      Effect  the  Purchase  and Sale.  The  obligation  of Buyer to effect  the purchase and sale of the Auctioned  Assets  contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer on or prior to the

      Closing Date of the following additional conditions:



                  (a) Seller shall have  performed in all material  respects its covenants  and  agreements  contained  in this  Agreement  which are required to be performed on or prior to the Closing Date;



                  (b) the representations and warranties of Seller which are set forth in this Agreement  shall be true and correct as of the date of this  Agreement  and as of the Closing Date, as if made at and as of such time  (except  to the  extent  expressly  made as of an earlier date,  in which case as of such date),  except  where the failure of such  representations  and  warranties  to be so  true  and  correct

            (without  giving  effect to any  limitation as to  "materiality"  or

            "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Material Adverse Effect;



                  (c) Buyer shall have received a certificate from an authorized officer of Seller,  dated the Closing  Date,  to the effect that, to the best of such  officer's  knowledge,  the conditions set forth in

            Sections 8.02(a) and (b) have been satisfied;



                  (d) all material  Permits and  Environmental  Permits required for Buyer to conduct the business and  operations  of the  Auctioned

            Assets as currently conducted shall have been transferred or will be transferable  to  Buyer,  or shall  have  been  obtained  or will be obtainable by Buyer,  or shall have been made  available to Buyer in accordance with Section 7.03(c), on, prior to or within a reasonable period of time after the Closing Date;

                  (e) Buyer shall have received (i) the deeds of conveyance

            substantially in the form of Exhibit B, (ii) a Foreign Investment in

            Real Property Tax Act Certification  and Affidavit  substantially in the form of  Exhibit C and (iii) an  opinion  from John D.  McMahon,

            Esq.,   General  Counsel  of  Seller  or  other  counsel  reasonably acceptable to Buyer,  dated the Closing Date,  substantially  in the form set forth in Exhibit D;



                  (f)  execution  and  delivery  by  Seller  of  each of (i) the

            Transition   Capacity  Agreement  and  the  Zoning  Lot  Development

            Agreements and (ii) the Fuel Supply Agreement,  the "A" House Ground

            Lease and  Easement  and the "A"  House  Operation  and  Maintenance

            Agreement,  each in a form and on terms  reasonably  satisfactory to

            Buyer;



                  (g) the Title Company shall be willing to issue to Buyer a New

            York form of ALTA (1992) Owner's Title Insurance Policy insuring fee title to the Buyer Real Estate in an amount equal to that portion of the Purchase Price properly allocable to Buyer Real Estate,  subject only to the Permitted Exceptions; and



                  (h) Buyer shall have received originals of the ALTA/ACSM Land

            Title  Surveys  which  include  the Buyer Real Estate in addition to other property signed by the surveyor with Buyer's name and the name of not more than one other  Party  designated  by Buyer added to the certification set forth thereon.



                  SECTION 8.03.  Conditions Precedent to Obligation of Seller To

      Effect  the  Purchase  and Sale.  The  obligation  of Seller to effect the purchase  and  the  sale  of the  Auctioned  Assets  contemplated  by this

      Agreement  shall be subject to the  satisfaction or waiver by Seller on or prior to the Closing Date of the following additional conditions:



                  (a) Buyer shall have  performed in all  material  respects its covenants  and  agreements  contained  in this  Agreement  which are required to be performed on or prior to the Closing Date;



                  (b) the  representations and warranties of Buyer which are set forth in this Agreement shall be true and correct as of the date of this  Agreement  and as of the Closing Date, as if made at and as of such time  (except  to the  extent  expressly  made as of an earlier date,  in which case as of such date),  except  where the failure of such  representations  and  warranties  to be so  true  and  correct

            (without  giving  effect to any  limitation as to  "materiality"  or

            "Buyer  Material  Adverse  Effect"  set forth  therein)  would  not,

            individually  or in the aggregate,  create a Buyer Material  Adverse

            Effect;



                  (c) Seller shall have received a certificate from an

            authorized  officer of Buyer,  dated the Closing Date, to the effect that, to the best of such  officer's  knowledge,  the conditions set forth in Sections 8.03(a) and (b) have been satisfied;



                  (d) Seller shall have received an opinion substantially in the form of  Exhibit  E dated as of the  Closing  Date and from  counsel reasonably acceptable to Seller;



                  (e)  execution  and  delivery  by  Buyer  of  each  of (i) the

            Transition   Capacity  Agreement  and  the  Zoning  Lot  Development

            Agreements and (ii) the Fuel Supply Agreement,  the "A" House Ground

            Lease and  Easement  and the "A"  House  Operation  and  Maintenance

            Agreement, each in a form reasonably satisfactory to

            Seller;



                  (f) Buyer shall have provided evidence in form and substance reasonably  satisfactory  to Seller of  compliance by Buyer with its obligations under Article IX;



                  (g)  if  Buyer  has   assigned  its  rights,   interests   and

            obligations in accordance with Section 12.05(a)(ii)(A),



                        (i) the Guarantee Agreement shall be in full force

                  and effect;



                        (ii) the Guarantor  shall have performed in all material

                  respects  its  covenants  and  agreements   contained  in  the

                  Guarantee  Agreement  which are required to be performed on or prior to the Closing Date;



                        (iii)  the   representations   and   warranties  of  the

                  Guarantor which are set forth in the Guarantee Agreement shall be true and correct as of the date of the Guarantee  Agreement and as of the Closing  Date, as if made at and as of such time

                  (except to the extent expressly made as of an earlier date, in which case as of such date),  except where the failure of such representations  and  warranties  to be so  true  and  correct

                  (without  giving effect to any limitation as to  "materiality"

                  or  "Guarantor  Material  Adverse  Effect" set forth  therein)

                  would  not,  individually  or  in  the  aggregate,   create  a

                  Guarantor Material Adverse Effect (as defined therein);



                        (iv) Seller shall have  received a  certificate  from an

                  authorized  officer of the Guarantor,  dated the Closing Date,

                  to the effect that, to the best of such  officer's  knowledge,

                  the  conditions  set forth in Sections  8.03(g)(ii)  and (iii)

                  have been satisfied; and



                        (v) Seller shall have received an opinion  substantially

                  in the  form of  Exhibit  M dated  the  Closing  Date and from counsel reasonably acceptable to Seller.





                                   ARTICLE IX



                                Employee Matters



                  SECTION  9.01.   Employee  Matters.   (a)  Buyer  shall  offer

      equivalent employment at the Auctioned Assets to those employees of Seller regularly  assigned  by Seller to work at the  Auctioned  Assets or at the

      Ravenswood  "A" Steam  House on the  Closing  Date in the job  titles  and facilities listed in Schedule  9.01(a)(all such employees  described above

      and  those   individuals   described  in  the  following   sentence  being

      hereinafter  referred  to as  "Affected  Employees").  Affected  Employees

      include  each such  employee of Seller who is not  actively at work on the

      Closing Date due solely to a temporary short-term absence, whether paid or unpaid, in accordance with applicable  policies of Seller,  including as a result of vacation, holiday, personal time, leave of absence, union leave,

      short-  or  long-term  disability  leave,  military  leave  or jury  duty.

      Affected  Employees  shall cease to be  employees of Seller on the Closing

      Date and their  period of  employment  by Buyer shall begin on the Closing

      Date.  Seller shall be responsible for any obligation to provide  employee benefits  to an  Affected  Employee  prior to such  employee's  period  of employment by Buyer.



                  All such offers of  employment  will be made (i) in accordance

      with  all  applicable  laws  and  regulations,   and  (ii)  for  employees

      represented  by Utility  Workers'  Union of America  AFL-CIO and its Local

      Union 1-2  ("Local  1-2"),  in  accordance  with the Local 1-2  Collective

      Bargaining  Agreement  (as defined in  Schedule  9.01(b)).  Each  Affected

      Employee who becomes  employed by Buyer  pursuant to this Section  9.01(a)

      shall be referred to herein as a "Continued Employee".



                   Buyer  may  commence   discussions   concerning   offers  for

      employment beginning on the Closing Date to Affected Employees at any time following the date of this Agreement.



                  (b)  Schedule  9.01(b)  sets forth the  collective  bargaining agreements,  and  amendments  thereto,  to  which  Seller  is a  party  in

      connection  with  the  Auctioned   Assets  (the   "Collective   Bargaining

      Agreement").  Affected  Employees  who  are  included  in  the  collective bargaining  unit  covered  by  the  Collective  Bargaining  Agreement  are referred to herein as "Affected Union Employees".  Each Continued Employee

      who is an  Affected  Union  Employee  shall be  referred  to  herein  as a

      "Continued  Union  Employee".  On the Closing Date,  Buyer will assume the terms and conditions of the Collective Bargaining Agreement, except as set forth in Section  9.02(b) below, as it relates to Affected Union Employees until the expiration date of the Collective  Bargaining  Agreement.  Buyer will  comply  with  its  legal  obligations  with  respect  to  collective bargaining under Federal labor law for the employees at the Auctioned

      Assets in the job titles or related work  responsibilities of the Affected

      Union  Employees,  and Buyer will comply with all  applicable  obligations thereunder as the new owner of the Auctioned Assets. Buyer shall recognize

      Local 1-2 as the exclusive  collective  bargaining  representative  of the employees  at the  Auctioned  Assets  in the job  titles or  related  work responsibilities  of the Affected  Union  Employees and Buyer agrees that,

      should any other business entity (regardless of its relationship to Buyer)

      acquire all or a portion of the  Auctioned  Assets from Buyer prior to the expiration date of the Collective Bargaining Agreement, Buyer will require such business  entity to (i) offer  employment to Affected Union Employees employed by Buyer at the Auctioned Assets  immediately prior to the change in  ownership,  (ii)  recognize  Local  1-2  as the  exclusive  collective bargaining  representative of Buyer's employees at the Auctioned Assets in the job titles and work  responsibilities of the Affected Union Employees,

      and (iii) assume the terms and  conditions  of the  Collective  Bargaining

      Agreement as it relates to Affected Union  Employees from the date of such acquisition  through  the  expiration  date of the  Collective  Bargaining

      Agreement.



                  SECTION   9.02.    Continuation    of    Equivalent    Benefit

      Plans/Credited  Service.  (a) For not less than three years  following the

      Closing Date,  Buyer shall maintain  compensation  (including base pay and bonus  compensation)  and employee benefits and employee benefit plans and arrangements  for each  Continued  Employee  who is not a Continued  Union

      Employee (a "Continued  Non-Union Employee") which are at least equivalent to those  provided  pursuant to the  compensation,  employee  benefits and employee  benefit plans and arrangements in effect on the Closing Date for the Affected  Employees who are not Affected Union  Employees.  Such total compensation shall be based upon (x) such employee's  existing  individual base pay, (y) such employee's authorized overtime, if applicable,  and (z)

      the average bonus and benefit  component for such  employee's  salary plan level, as consistently  applied by Seller,  apportioned  according to such employee's  base pay. No  provision  of this  Agreement  shall  affect any

      Continued Non-Union Employee's status as an employee-at-will.



                  (b) From the  Closing  Date until the  expiration  date of the

      Collective  Bargaining  Agreement,  Buyer shall provide to each  Continued

      Union Employee benefits and employee benefit plans and arrangements  which

      are  equivalent  to  those  provided  under  such  Collective   Bargaining

      Agreement.  Such benefits,  plans and arrangements  include the following:

      (i) hospital,  medical, dental, vision care and prescription drug benefits

      (including  employee  contributions  to be made on a pre-tax basis),  (ii)

      health  care  and  dependent  care  flexible  spending   accounts;   (iii)

      employer-provided   basic  group  term  life  and  accidental   death  and

      dismemberment  insurance;  (iv)  employee-paid  group  universal  life and spousal and dependent child life insurance; (v) sick allowance (short term disability)  and long  term  disability  benefits;  (vi)  business  travel accident  insurance and crime  protection  insurance;  (vii)  occupational accidental  death insurance;  (viii) adoption  benefits and child care and elder care referral benefits;  (ix) tuition aid benefits; (x) vacation and holidays;  (xi) employee stock purchase plan (including  employer matching contributions) and (xii) defined benefit pension and 401(k) plan benefits.

      In providing  such  benefits,  Buyer shall have the right,  subject to any applicable laws, to use different  providers from those used by Seller and to establish Buyer's own benefit plans or use Buyer's existing benefit plans. For purposes hereof,  except as provided in Section 9.04(b),  Buyer shall have no  obligation to maintain a fund holding or measured by common stock of  Seller's  parent  under any of  Buyer's  plans or  arrangements,

      notwithstanding  any such fund  maintained  by Seller  under its plans and arrangements.



                  (c) Continued Employees shall be given credit by Buyer for all service  with  Seller  and its  Affiliates  under all  existing  or future employee  benefit and fringe benefit plans,  programs and  arrangements of the Buyer ("Buyer Benefit Plans") in which they become  participants.  The service  credit  given by  Buyer  shall be for  purposes  of  eligibility,

      vesting,  eligibility for early retirement and early retirement subsidies,

      benefit accrual and service-related level of benefits.  Buyer shall assume and honor all  vacation,  sick and  personal  days  accrued  and unused by

      Continued  Employees  through the Closing Date in accordance with Seller's applicable policies and arrangements.



                  SECTION 9.03.  Pension  Plan.  (a) Effective as of the Closing

      Date,  Buyer shall have in effect defined  benefit pension plans ("Buyer's

      Pension Plans") intended to be (i) qualified pursuant to Section 401(a) of the Code and (ii)  nonqualified,  in order to provide for  benefits  which would otherwise be payable under the applicable qualified plan but for the application of Sections 401(a)(17) and 415 of the Code, providing benefits as of the Closing Date identical in all material respects (except for such changes as may be required by law) to the benefits  provided to them under

      Seller's Pension Plans (as defined below), in particular (x) for Continued

      Non-Union  Employees,  such  Buyer's  Pension  Plans to  provide  benefits identical  in all  material  respects  to those  benefits  provided  under

      Seller's   Retirement   Plan  for   Management   Employees   and  Seller's

      Supplemental   Retirement   Income  Plan,  and  (y)  for  Continued  Union

      Employees, such Buyer's Pension Plans to provide benefits identical in all material  respects to those provided  under Seller's  Pension and Benefits

      Plan  (collectively,  "Seller's  Pension Plans"),  in each case, as of the

      Closing Date. Buyer acknowledges and agrees that one such material respect is to count age after termination of employment for purposes of satisfying

      requirements  for  early  retirement   eligibility  and  early  retirement

      subsidies.



                  (b)  Continued  Employees  participating  in Seller's  Pension

      Plans immediately  prior to the Closing Date shall become  participants in

      Buyer's  Pension  Plans  as of the  Closing  Date.  Without  limiting  the generality of Section  9.02(c),  Continued  Employees shall receive credit for all  compensation  and service  with  Seller  (subject to the terms of

      Seller's  Pension  Plans) for purposes of eligibility  for  participation,

      vesting,  eligibility for early retirement and early retirement  subsidies

      and  benefit  accrual  under  Buyer's  Pension  Plans.   Seller  shall  be

      responsible for Continued  Employees'  pension  benefits accrued up to the

      Closing Date, and Buyer shall be responsible for pension  benefits accrued by such  Continued  Employees  on and after the  Closing  Date as provided herein.  Buyer may offset against the accrued  benefits  determined  under

      Buyer's  Pension  Plans the accrued  benefits  determined  under  Seller's

      Pension Plans. For the purpose of this Section 9.03(b),  "accrued benefit"

      means the amount that would be paid as a life annuity at normal retirement age irrespective of the date of actual  distribution  from either Seller's or Buyer's  Pension  Plans.  Seller  shall make pension  distributions  to

      Continued  Employees of the vested  portion of their  accrued  benefits in accordance with the terms of Seller's Pension Plans as in effect from time to time.  As soon as  reasonably  practicable  following the Closing Date,

      Seller shall  provide Buyer a list  showing,  as of the Closing Date,  the accrued benefit of each Continued Employee under Seller's Pension Plans.



                  (c) In the event that any other business entity (regardless of its  relationship  to Buyer)  acquires  all or a portion of the  Auctioned

      Assets  from  Buyer at any  time  prior to the  third  anniversary  of the

      Closing Date in the case of Continued Non-Union Employees and prior to the expiration  date of the  Collective  Bargaining  Agreement  in the case of

      Continued Union Employees,  Buyer will require such entity to maintain the defined benefit plans, provide the benefits and recognize compensation and service  with  Seller  and Buyer to the same  extent as Buyer is  required under Sections 9.03(a) and (b) above.



                  SECTION  9.04.  401(k) Plan.  (a)  Effective as of the Closing

      Date, Buyer shall have in effect tax-qualified  defined contribution plans that include a qualified cash or deferred  arrangement  within the meaning of Section 401(k) of the Code  ("Buyer's  401(k) Plans") that will provide benefits  that are  identical  in all material  respects  (except for such changes  as may be  required  by law) to those  provided  by (i)  Seller's

      Thrift  Savings Plan for  Management  Employees,  in the case of Continued

      Non-Union Employees,  and (ii) Seller's Retirement Income Savings Plan for

      Weekly  Employees,  in the case of Continued  Union Employees (such Seller plans herein referred to collectively as "Seller's 401(k) Plans"), in each case, as of the Closing Date.  Each Continued  Employee  participating  in

      Seller's 401(k) Plans immediately prior to the Closing Date shall become a participant  in Buyer's  401(k)  Plans as of the Closing  Date.  Continued

      Employees shall receive credit for all service with Seller for purposes of eligibility and vesting under Buyer's 401(k) Plans.



                  (b)  At  such  time  after  the  Closing  Date  as  Seller  is reasonably  satisfied that Buyer's 401(k) Plans meet the  requirements for qualification  under Section 401(a) of the Code,  Seller shall cause to be transferred to Buyer's 401(k) Plans in a trust-to-trust transfer in common stock of Seller's parent (as provided in the following  sentence) and cash

      (or other property reasonably  acceptable to Buyer) an amount equal to the value  of the  assets  held in the  accounts  of all  Continued  Employees

      (including  any  outstanding  loan  balances  of  Continued  Employees  in

      Seller's  401(k)  Plans),  subject  to any  qualified  domestic  relations orders. In connection therewith,  Buyer shall establish an investment fund under  Buyer's  401(k) Plans to which shall be  transferred  the shares of common stock of Seller's  parent (or any successor  thereto)  which, as of the date of  transfer,  are  credited  to the  accounts  of the  Continued

      Employees under Seller's 401(k) Plans. After the Closing Date and prior to any such transfer, Buyer shall cooperate with Seller in the administration of distributions to and loan repayments by Continued  Employees.  Prior to such  transfer  of assets,  Seller  shall vest any  unvested  benefits  of

      Continued  Employees  under  Seller's  401(k)  Plans.  Following  any such transfer of assets,  Buyer shall assume all obligations and liabilities of

      Seller  under  Seller's  401(k)  Plans  with  respect  to  such  Continued

      Employees,  and Seller  shall have no  further  liability  to Buyer or any

      Continued Employee with respect thereto.


                  SECTION 9.05. Welfare Plans. (a) Continued Employees and their dependents  who are eligible to participate  in Seller's  current  welfare benefits plans,  programs or arrangements shall be eligible to participate in the welfare  benefits  plans,  programs or  arrangements  maintained or established  by  Buyer  ("Buyer's  Welfare  Plans"),  effective  as of the

      Closing Date. Effective as of the Closing Date, any and all limitations as to  pre-existing  conditions and  actively-at-work  exclusions and waiting periods under Buyer's  Welfare Plans shall be waived by Buyer with respect to  Continued  Employees  and  their  eligible  dependents  to the  extent satisfied under Seller's applicable Welfare Plans. In addition,  effective as of the  Closing  Date,  Buyer  shall  cause  Buyer's  Welfare  Plans to recognize any  out-of-pocket  health care  expenses  incurred by Continued

      Employees  and their  eligible  dependents  prior to the Closing  Date and during the calendar year in which such Closing Date occurs for purposes of determining  their  deductibles and  out-of-pocket  maximums under Buyer's

      Welfare Plans. Seller shall retain  responsibility  under Seller's welfare plans for claims relating to expenses incurred by Continued  Employees and their  eligible  dependents  prior to the Closing  Date.  Buyer shall have responsibility under Buyer's Welfare Plans for claims relating to expenses incurred by Continued Employees and their eligible dependents on and after the Closing Date.



                  (b)  Effective  as of the  Closing  Date,  Buyer shall have in effect health care and dependent care reimbursement  account plans for the benefit  of each  Continued  Employee,  the  terms of which  shall  (i) be identical in all material respects to the Flexible  Reimbursement  Account

      Plans  for   Management   and  Weekly   Employees  of  Seller   ("Seller's

      Reimbursement  Account  Plans") as in effect on the Closing  Date and (ii)

      give full effect to, and continue in effect,  salary  reduction  elections made under  Seller's  Reimbursement  Account  Plans.  Prior to the Closing

      Date,  Seller  shall  cause the  accounts  of  Continued  Employees  under

      Seller's Reimbursement Account Plans to be segregated into separate health

      care  and  dependent   care   reimbursement   accounts  (the   "Segregated

      Reimbursement Accounts"), and such Segregated Reimbursement Accounts shall be transferred to and assumed by Buyer as of the Closing Date.



                  (c) Buyer shall, subject to any applicable laws, provide a retiree  health  program  identical in all  material  respects to Seller's retiree  health program as in effect on the Closing Date to each Continued

      Employee who terminates his employment with Buyer within three years after the Closing Date, in the case of a Continued Non-Union Employee, and on or prior to the expiration date of the Collective  Bargaining  Agreement,  in the case of a Continued Union Employee, and, in each case, who at the time of such termination of employment  satisfies the eligibility  requirements for such retiree health program provided by Buyer; provided, however, that

      Seller shall remain liable,  pursuant to Seller's  retiree health program,

      for all  Continued  Employees  who satisfy,  as of the Closing  Date,  the eligibility  requirements  then in  effect  for  Seller's  retiree  health program.



                  SECTION 9.06. Short- and Long-Term Disability. Effective as of

      the  Closing  Date,  Buyer  shall  have in  effect  short-  and  long-term disability plans for the benefit of Continued Employees, the cost of which to Continued  Employees shall be the same as under, and the terms of which are identical in all material respects to, Seller's applicable plans as in

      effect  as  of  the  Closing  Date.  Any  and  all  waiting   periods  and

      pre-existing  condition  clauses shall be waived under  Buyer's  short-and long-term disability plans with respect to Continued Employees.



                  SECTION  9.07.   Life  Insurance  and  Accidental   Death  and

      Dismemberment  Insurance.  Effective as of the Closing  Date,  Buyer shall have in effect group term life insurance,  group universal life insurance,

      accidental  death and  dismemberment  insurance,  occupational  accidental death insurance,  business travel accident  insurance and crime protection insurance plans for the benefit of Continued Employees,  the cost of which to Continued  Employees shall be the same as under, and terms of which are identical in all  material  respects to,  Seller's  applicable  plans that provide such  benefits to  Continued  Employees  immediately  prior to the

      Closing Date.



                  SECTION 9.08. Severance. (a) Effective as of the Closing Date,

      Buyer shall have in effect a severance plan covering  Continued  Non-Union

      Employees that contains terms identical in all material  respects to those under  Seller's  Severance  Pay Plan for  Management  Employees  as of the

      Closing Date.

                  (b) Buyer shall,  subject to any  applicable  laws,  provide a special  separation  allowance for any Continued Employee whose employment with Buyer is terminated involuntarily by Buyer other than for cause on or prior to, in the case of Continued Non-Union Employees,  three years after the  Closing  Date and,  in the case of  Continued  Union  Employees,  the expiration  date of the Collective  Bargaining  Agreement.  Such allowance shall be not less  than  the sum of four  weeks  pay plus one week pay for each completed year of service (as determined by aggregating each affected individual's  respective  service  with  Seller  and  Buyer)  and shall be payable  by  Buyer in a lump  sum  within  30 days  after  termination  of employment.  In addition, in the case of each Continued Non-Union Employee described in the first sentence of this Section  9.08(b),  Buyer shall pay the Continued Non-Union Employee a lump sum equal to the excess of (i) the actuarial  equivalent  of the  Employee's  "potential  benefit"  under the applicable  Buyer's  Pension  Plans,  which such Employee would receive if such Employee's  employment  continued until three years after the Closing

      Date and such Employee's base and incentive  compensation  for such deemed additional period was the same as in effect on the date of such Employee's termination of employment with Buyer,  over (ii) the actuarial  equivalent of such Employee's  "actual benefit" under the applicable  Buyer's Pension

      Plans,  as of the date of such  Employee's  termination of employment from

      Buyer. For the purpose of the foregoing sentence,  (i) the term "potential benefit"  shall refer to the monthly  pension that would have been payable to the  applicable  Employee  commencing  on the  first  day of the  month following the latest of (A) the last day of the deemed additional  period,

      (B)  Employee's  attainment of age 55, or (C) the earlier of (l) the first date as of which the sum of such  Employee's age and years of service,  as taken into account in determining the actuarial reduction for commencement prior to  normal  retirement  age  that is to be  applied  to his  accrued benefit under the applicable Buyer's Pension Plans,  equals 75 or (2) such

      Employee's  attainment  of age 65, (ii) the term  "actual  benefit"  shall refer to the monthly pension payable to such Employee under the applicable

      Buyer's  Pension Plans  commencing as of the date determined in accordance with clause (i) of this sentence, and (iii) the actuarial equivalent of the "potential benefit" and the "actual benefit" shall each be a lump sum payable as of the date of such  Employee's  termination of employment from

      Buyer,  determined on the basis of the interest rate used to determine the amount of lump sum  distributions  and,  to the extent  applicable,  other actuarial  assumptions then in effect under the applicable Buyer's Pension

      Plans. Buyer shall also provide  outplacement  services to such terminated

      Continued  Non-Union  Employee  appropriate to the level of the Employee's position and job responsibilities. Buyer shall also continue to provide or cause to be  provided to any such  terminated  Continued  Employee  health insurance coverage and group term and universal life insurance coverage at the same rates as for active Continued Employees for a period equal to the number  of  weeks  of  separation  allowance  which  any  such  terminated

      Continued  Employee is entitled to from Buyer.  Buyer shall have the right to  require  a  release  in form  reasonably  satisfactory  to  Buyer as a condition  for  eligibility  to receive  such  separation  allowance.  The allowance  shall not apply to  Continued  Employees  whose  employment  is terminated  due  to  death  or  expiration  of  sick  allowance  or  other authorized leave of absence or who terminate employment voluntarily. If at any time during the three-year  period  following the Closing Date,  Buyer shall assign a Continued  Non-Union Employee to work on a regular basis at a location that is more than fifty miles from the location to which such

      Employee  is  assigned  as of the  Closing  Date,  Buyer  shall offer such

      Employee  the option to  terminate  employment  and receive the  severance benefits set forth in this Section 9.08(b) in lieu of the reassignment.



                  SECTION  9.09.  Workers  Compensation.  Effective  as  of  the

      Closing Date,  Buyer shall have in effect a workers  compensation  program for  Continued  Employees  that shall  provide  coverage  identical in all material  respects  to  Seller's  workers  compensation  program as of the

      Closing Date.





                                    ARTICLE X



                     Indemnification and Dispute Resolution



                  SECTION 10.01. Indemnification.  (a) Seller will indemnify and hold harmless  Buyer and its Affiliates  and their  respective  directors,

      officers,   employees  and  agents   (collectively   with  Buyer  and  its

      Affiliates,  the "Buyer Indemnitees") from and against any and all claims,

      demands or suits by any  person,  and all  losses,  liabilities,  damages,

      obligations, payments, costs and expenses (including reasonable legal fees and expenses and including costs and expenses  incurred in connection with

      investigations  and  settlement   proceedings)  (each,  an  "Indemnifiable

      Loss"), as incurred,  asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of:



                  (i) any  breach by  Seller of any  covenant  or  agreement  of

            Seller  contained in this Agreement or, prior to their expiration in accordance with Section 12.03,  the  representations  and warranties contained in Sections 5.01, 5.02, 5.03 and 5.17;

                  (ii) the Retained Liabilities;



                  (iii) noncompliance by Seller with any bulk sales or transfer laws as provided in Section 7.07; or


                  (iv) any breach by Seller of any Ancillary Agreement.



                  (b) Buyer  will  indemnify  and hold  harmless  Seller and its

      Affiliates and their respective directors,  officers,  trustees, employees and agents  (collectively  with  Seller and its  Affiliates,  the  "Seller

      Indemnitees")  from  and  against  any and all  Indemnifiable  Losses,  as incurred,  asserted against or suffered by any Seller Indemnitee  relating to, resulting from or arising out of:



                  (i) any breach by Buyer of any  covenant or agreement of Buyer contained  in this  Agreement  or,  prior  to  their  expiration  in accordance with Section 12.03,  the  representations  and warranties contained in Sections 6.01, 6.02, 6.03 and 6.05;



                  (ii) the Assumed Obligations;



                  (iii) any obligation resulting from any action or inaction of

            Buyer (A) under any Contract or warranty pursuant to Section 2.04(b)

            (whether acting as principal or representative  and agent for Seller pursuant to Section  2.04(b) or  otherwise)  or (B)  pursuant to any

            Transferable Permit in respect of which Seller remains the holder of record after the Closing Date pursuant to Section 7.03(c); or



                  (iv) any breach by Buyer of any Ancillary Agreement.



                  (c) The amount of any Indemnifiable Loss shall be reduced to the extent that the relevant Buyer Indemnitee or Seller  Indemnitee (each,

      an  "Indemnitee")  receives  any  insurance  proceeds  with  respect to an

      Indemnifiable  Loss and shall be (i)  increased to take account of any Tax

      Cost  incurred by the  Indemnitee  arising  from the receipt of  indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any Tax Benefit  realized by the  Indemnitee  arising  from the incurrence or payment of any such Indemnifiable Loss. If the amount of any

      Indemnifiable  Loss, at any time  subsequent to the making of an indemnity payment  in  respect  thereof,  is  reduced  by  recovery,  settlement  or otherwise under or pursuant to any insurance coverage,  or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction, less any costs, expenses or premiums incurred in connection  therewith,  will  promptly be repaid by the  Indemnitee to the

      Party required to provide  indemnification  hereunder  (the  "Indemnifying

      Party") with respect to such Indemnifiable Loss.



                  (d) To the fullest extent permitted by law, neither Party nor any Buyer Indemnitee or any Seller Indemnitee shall be liable to the other

      Party or any other Buyer  Indemnitee or Seller  Indemnitee for any claims,

      demands  or  suits  for  consequential,  incidental,  special,  exemplary,

      punitive,  indirect or multiple  damages  connected with or resulting from any breach  after the  Closing  Date of this  Agreement  or the  Ancillary

      Agreements  (other  than  breach  of  this  Article  X),  or  any  actions undertaken in connection with or related hereto or thereto,  including any such  damages  which are based upon breach of  contract,  tort  (including negligence and misrepresentation),  breach of warranty,  strict liability,

      statute, operation of law or any other theory of recovery.


                   (e) The rights and remedies of Seller and Buyer under this

      Article X are,  solely as between Seller and Buyer,  exclusive and in lieu of any and all other rights and  remedies  which Seller and Buyer may have under this  Agreement,  the  Ancillary  Agreements  (except  as  expressly provided in the Continuing  Site Agreement or the Declaration of Easements

      Agreement) or otherwise for monetary relief with respect to (i) any breach of, or failure to perform,  any  covenant or  agreement  set forth in this

      Agreement or the Ancillary  Agreements by Seller or Buyer, (ii) any breach of any  representation  or warranty by Seller or Buyer,  (iii) the Assumed

      Obligations or the Retained Liabilities, (iv) noncompliance by Seller with any bulk  sales or  transfer  laws and (v) any  obligation  in  respect of

      Section 2.04 or Section 7.03. Each Party agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which either Party may have under this Agreement or the Ancillary  Agreements or otherwise  limit or affect either Party's right to seek equitable  relief,

      including the remedy of specific performance.



                  (f) Buyer and Seller agree that, notwithstanding Section

      10.01(e), each Party shall retain, subject to the other provisions of this

      Agreement,  including  Sections 10.01(d) and 12.03, all remedies at law or in equity with respect to (i) fraud or wilful or  intentional  breaches of this Agreement or the Ancillary  Agreements  and (ii) gross  negligence or wilful  or  wanton  acts or  omissions  to act of any  Indemnitee  (or any contractor or subcontractor thereof) on or after the Closing Date.



                  SECTION  10.02.  Third  Party  Claims  Procedures.  (a) If any

      Indemnitee  receives  notice  of  the  assertion  of any  claim  or of the commencement  of any claim,  action,  or proceeding made or brought by any person  who is not a Party  or an  Affiliate  of a Party (a  "Third  Party

      Claim")  with  respect to which  indemnification  is to be sought  from an

      Indemnifying  Party,  the  Indemnitee  will give such  Indemnifying  Party reasonably prompt written notice thereof,  but in any event not later than

      20 Business  Days after the  Indemnitee's  receipt of notice of such Third

      Party Claim; provided,  however, that a failure to give timely notice will not affect the rights or obligations of any Indemnitee except if, and only to the extent that, as a result of such failure,  the  Indemnifying  Party was  actually  prejudiced.  Such notice  shall  describe the nature of the

      Third Party Claim in  reasonable  detail and will  indicate the  estimated amount, if practicable,  of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.



                  (b) If a Third Party Claim is made against an Indemnitee,  the

      Indemnifying  Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying  Party;  provided,  however,  that such counsel is not reasonably  objected to by the Indemnitee;  and provided  further that the

      Indemnifying Party first admits in writing its liability to the Indemnitee

      with  respect  to  all  material  elements  of  such  claim.   Should  the

      Indemnifying  Party so elect to assume the defense of a Third Party Claim,

      the Indemnifying  Party will not be liable to the Indemnitee for any legal expenses  subsequently  incurred by the Indemnitee in connection  with the defense thereof. If the Indemnifying Party elects to assume the defense of a Third Party Claim,  the Indemnitee  will (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii)

      not admit  any  liability  with  respect  to,  or  settle,  compromise  or discharge, any Third Party Claim without the Indemnifying Party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third Party  Claim which the  Indemnifying  Party may  recommend  and which by its terms obligates the Indemnifying Party to pay the full amount of the  liability in  connection  with such Third Party Claim and releases the Indemnitee  completely in connection  with such Third Party Claim.  In the event the  Indemnifying  Party  shall  assume the defense of any Third

      Party Claim,  the Indemnitee  shall be entitled to participate in (but not control)  such  defense  with its own counsel at its own  expense.  If the

      Indemnifying  Party does not assume  the  defense of any such Third  Party

      Claim,  the  Indemnitee  may defend the same in such manner as it may deem appropriate,  including  settling  such claim or  litigation  after giving notice to the Indemnifying  Party of the terms of the proposed  settlement and the  Indemnifying  Party will promptly  reimburse the Indemnitee  upon written  request.  Anything  contained  in this  Agreement to the contrary notwithstanding,  no  Indemnifying  Party  shall be entitled to assume the defense of any Third Party Claim if such Third Party Claim seeks an order,

      injunction  or other  equitable  relief or relief for other than  monetary damages  against the Indemnitee  which,  if successful,  would  materially adversely affect the business of the Indemnitee.





                                   ARTICLE XI



                                   Termination



                  SECTION 11.01.  Termination.  (a)  This Agreement may be

      terminated at any time prior to the Closing by an instrument in writing signed on behalf of each of the Parties.



                  (b) This Agreement may be terminated by Seller or Buyer if the

      Closing  shall not have  occurred  on or before the date that is 12 months from  the  date of this  Agreement  (the  "Termination  Date");  provided,

      however,  that the right to  terminate  this  Agreement  pursuant  to this

      Section  ll.01(b)  shall not be  available  to any Party whose  failure to fulfill  any  obligation  under this  Agreement  has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.



                  (c) This Agreement may be terminated by either Seller or Buyer if any  Restraint  having any of the effects set forth in Section  8.01(b)

      shall  be in  effect  and  shall  have  become  final  and  nonappealable;

      provided,  however,  that the Party  seeking to terminate  this  Agreement pursuant to this  Section  11.01(c)  shall have used its  reasonable  best efforts to prevent the entry of and to remove such Restraint.





                                   ARTICLE XII



                            Miscellaneous Provisions



                  SECTION  12.01.  Expenses.  Except to the extent  specifically provided herein,  all costs and expenses  incurred in connection with this

      Agreement and the transactions  contemplated  hereby shall be borne by the

      Party incurring such costs and expenses,  whether or not the  transactions contemplated hereby are consummated.


                  SECTION 12.02. Amendment and Modification;  Extension; Waiver.

      This  Agreement  may be  amended,  modified  or  supplemented  only  by an instrument  in  writing  signed on behalf of each of the  Parties.  Either

      Party  may  (i)  extend  the  time  for  the  performance  of  any  of the obligations or other acts of the other Party,  (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this

      Agreement  or (iii)  waive  compliance  by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an  instrument  in writing  signed on behalf of such  Party.  The failure of a Party to this  Agreement  to assert  any of its rights  under this Agreement or otherwise shall not constitute a waiver of such rights.



                  SECTION 12.03. No Survival of  Representations  or Warranties.

      Each and every  representation  and warranty  contained in this Agreement,

      other than the representations and warranties  contained in Sections 5.01,

      5.02, 5.03 and 5.17 and 6.01,  6.02, 6.03 and 6.05 (which  representations and warranties  shall survive for 18 months from the Closing Date),  shall expire with, and be terminated and extinguished by the Closing and no such representation  or warranty shall survive the Closing Date. From and after the Closing Date, none of Seller, Buyer or any officer,  director, trustee or  Affiliate  of any of them shall  have any  liability  whatsoever  with respect to any such  representation  or warranty.  The  expiration  of the representations and warranties  contained in Sections 5.01, 5.02, 5.03 and

      5.17  and  6.01,  6.02,  6.03 and  6.05  shall  not  affect  the  Parties'

      obligations  under Article X if the Indemnitee  provided the  Indemnifying

      Party with proper  notice of the claim or event for which  indemnification is sought prior to such expiration.



                  SECTION 12.04.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied  communication,  of confirmation)

      if  delivered  personally,  telecopied  (which  is  confirmed)  or sent by overnight  courier  (providing  proof of  delivery)  to the Parties at the following  addresses  (or at such  other  address  for a Party as shall be specified by like notice):








if to Seller, to:



                     Consolidated Edison Company of New York, Inc.
                     4 Irving Place
                     New York, NY 10003
                     Telecopy No.:  (212) 677-0601
                     Attention:  General Counsel

                     with a copy on or prior to the Closing Date to:

                     Cravath, Swaine & Moore
                     825 Eighth Avenue
                     New York, NY 10019
                     Telecopy No.:  (212) 474-3700
                     Attention:  George W. Bilicic, Jr., Esq.


                   if to Buyer, to:

                   MarketSpan Corporation d/b/a
                   KeySpan Energy
                   One MetroTech Center
                   Brooklyn, New York 11201-3850
                   Telecopy No.:  (718) 696-7139
                   Attention:  General Counsel

                   with a copy on or prior to the Closing Date to:

                     Dickstein Shapiro Morin & Oshinsky LLP
                   2101 L Street NW
                   Washington, D.C. 20037-1526
                   Telecopy No.:  (202) 887-0689
                   Attention: Kenneth Simon, Esq.



                  SECTION 12.05. Assignment;  No Third Party Beneficiaries.  (a)

      This Agreement and all of the provisions  hereof shall be binding upon and inure to the benefit of the Parties and their  respective  successors  and permitted  assigns,  but  neither  this  Agreement  nor any of the rights,

      interests  or  obligations  hereunder  shall  be  assigned  by any  Party,

      including by operation of law,  without the prior  written  consent of the other  Party,  except  (i) in the case of Seller  (A) to an  Affiliate  of

      Seller  or  a  third  party  in  connection   with  the  transfer  of  the

      Transmission  System to such  Affiliate or third party or (B) to a lending institution  or  trustee  in  connection  with a pledge or  granting  of a security  interest in all or any part of the Transmission  System and this

      Agreement  and (ii) in the case of Buyer  (A) prior to the  Closing,  to a wholly-owned  subsidiary  so long as Buyer  shall have duly  executed  and delivered  the  Guarantee  Agreement  and  such  assignment  is for all of

      Buyer's rights,  interests and obligations hereunder,  (B) to an Affiliate of Buyer in connection  with the transfer of the Auctioned  Assets to such

      Affiliate and (C) to a lending institution or trustee in connection with a pledge or granting of a security interest in the Auctioned Assets and this

      Agreement;  provided, however, that no assignment or transfer of rights or obligations by either Party shall relieve it from the full liabilities and the full financial  responsibility,  as provided for under this Agreement,

      unless and until the  transferee  or  assignee  shall  agree in writing to assume such  obligations  and duties and the other Party has  consented in writing to such assumption; provided, further, that such consent shall not be required with respect to any  assignment by Buyer pursuant to subclause

      (ii)(A) above.



                  (b)  Notwithstanding  any  provision in this  Agreement to the contrary,  prior to the Closing Buyer may, with the prior written  consent of Seller,  assign its rights,  interests  or  obligations  hereunder to a special  purpose  entity for  financing  purposes in  connection  with the acquisition  of the  Auctioned  Assets;  provided,  however,  that no such assignment of rights,  interests or  obligations by Buyer shall relieve it from the full  liabilities  and obligations  hereunder  unless Buyer shall deliver a guarantee agreement in form and substance satisfactory to Seller in respect of such liabilities and obligations.



                  (c) Nothing in this  Agreement  is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person,  including,  with respect  to  continued  or  resumed  employment,  any  employee  or former employee of Seller  (including any beneficiary or dependent  thereof).  No provision of this Agreement shall create any rights in any such persons in respect of any  benefits  that may be  provided,  directly or  indirectly,

      under  any  employee  benefit  plan or  arrangement  except  as  expressly provided for thereunder.



                  SECTION 12.06. Governing Law. This Agreement shall be governed by and  construed  in  accordance  with the laws of the  State of New York

      (regardless  of the laws that  might  otherwise  govern  under  applicable principles of conflicts of law).



                  SECTION 12.07.  Counterparts.  This Agreement may be

      executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  SECTION  12.08.  Interpretation.  When a reference  is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section  of, or  Schedule  or Exhibit  to,  this

      Agreement unless otherwise  indicated.  The table of contents and headings contained in this Agreement are for reference  purposes only and shall not affect  in any way  the  meaning  or  interpretation  of  this  Agreement.

      Whenever the words  "include",  "includes" or "including" are used in this

      Agreement,  they  shall be deemed  to be  followed  by the words  "without

      limitation"  or  equivalent  words.  The  words  "hereof",   "herein"  and

      "hereunder"  and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular  provision of this Agreement. All terms defined in this Agreement shall have the defined meanings  when used in the Ancillary  Agreements  and any  certificate  or other  document  made or  delivered  pursuant  hereto  or  thereto  unless otherwise defined therein. The definitions contained in this Agreement are applicable  to the  singular as well as the plural forms of such terms and to the  masculine as well as to the  feminine  and neuter  genders of such term.  Any  agreement,  instrument,  statute,  regulation,  rule or  order defined or referred to herein or in any  agreement or  instrument  that is referred to herein means such agreement,  instrument, statute, regulation,

      rule or order as from  time to time  amended,  modified  or  supplemented,

      including (in the case of agreements or  instruments) by waiver or consent and (in the case of statutes,  regulations, rules or orders) by succession of  comparable  successor  statutes,  regulations,  rules  or  orders  and

      references  to  all  attachments  thereto  and  instruments   incorporated

      therein.  References to a person are also to its permitted  successors and assigns.



                  SECTION 12.09.  Jurisdiction and Enforcement.  (a) Each of the

      Parties  irrevocably  submits  to the  exclusive  jurisdiction  of (i) the

      Supreme  Court of the  State of New  York,  New York  County  and (ii) the

      United States  District  Court for the Southern  District of New York, for

      the purposes of any suit,  action or other proceeding  arising out of this

      Agreement  or any  transaction  contemplated  hereby.  Each of the Parties agrees to commence any action,  suit or proceeding  relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York,

      New York  County.  Each of the  Parties  further  agrees  that  service of process,  summons,  notice or document by hand delivery or U.S. registered mail at the  address  specified  for such Party in Section  12.04 (or such other  address  specified  by such  Party  from time to time  pursuant  to

      Section 12.04) shall be effective service of process for any action,  suit or proceeding  brought  against such Party in any such court.  Each of the

      Parties irrevocably and unconditionally waives any objection to the laying of venue of any action,  suit or proceeding  arising out of this Agreement or the  transactions  contemplated  hereby in (i) the Supreme Court of the

      State of New York,  New York County,  or (ii) the United  States  District

      Court  for  the  Southern   District  of  New  York,  and  hereby  further

      irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such  action,  suit or  proceeding  brought in any such court has been brought in an inconvenient forum.



                  (b) The Parties agree that  irreparable  damage would occur in the event that any of the  provisions  of this  Agreement or any Ancillary

      Agreement  were not performed in accordance  with their  specific terms or were otherwise  breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or  injunctions  to prevent  breaches of this

      Agreement or any Ancillary Agreement and to enforce specifically the terms and provisions of this Agreement or any Ancillary Agreement, this being in addition  to any other  remedy  to which  they are  entitled  at law or in equity.



                  SECTION  12.10.   Entire   Agreement.   This  Agreement,   the

      Confidentiality  Agreement  and the  Ancillary  Agreements  including  the

      Exhibits, Schedules,  documents,  certificates and instruments referred to

      herein  or  therein  and  other  contracts,   agreements  and  instruments

      contemplated   hereby  or  thereby,   embody  the  entire   agreement  and

      understanding of the Parties in respect of the  transactions  contemplated by this Agreement. There are no restrictions,  promises,  representations,

      warranties, covenants or undertakings other than those expressly set forth or  referred  to herein  or  therein.  This  Agreement  and the  Ancillary

      Agreements  supersede all prior agreements and understandings  between the

      Parties with respect to the  transactions  contemplated  by this Agreement other than the Confidentiality Agreement.



                  SECTION 12.11. Severability. If any term or other provision of this  Agreement is invalid,  illegal or incapable of being enforced by any rule of law or public policy,  all other conditions and provisions of this

      Agreement shall  nevertheless  remain in full force and effect.  Upon such determination  that any term or other  provision  is  invalid,  illegal or incapable of being enforced,  the Parties shall negotiate in good faith to modify this  Agreement so as to effect the original  intent of the Parties as closely as possible to the fullest  extent  permitted by applicable law in an  acceptable  manner  to the end that the  transactions  contemplated hereby are fulfilled to the extent possible.



                  SECTION  12.12.  Conflicts.   Except  as  expressly  otherwise

      provided herein or therein,  in the event of any conflict or inconsistency between  the  terms  of this  Agreement  and the  terms  of any  Ancillary

      Agreement, the terms of this Agreement shall prevail.

                  IN  WITNESS  WHEREOF,   Seller  and  Buyer  have  caused  this

      Agreement to be signed by their respective duly authorized  officers as of the date first above written.


                         CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.,

                          by    /s/Joan S. Freilich
                          -------------------------
                          Name: Joan S. Freilich
                          Title:Executive Vice President and CFO


                          MARKETSPAN CORPORATION doing
                           business as KEYSPAN ENERGY,

                          by   /s/ Howard A. Kosel
                          ------------------------
                          Name: Howard A. Kosel
                          Title:Vice President